UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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AppLovin Corporation
(Name of Registrant as Specified In Its Charter)
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APPLOVIN

# Proxy Statement

Notice of Annual Meeting of Stockholders

2026

**JUNE 3, 2026 / PALO ALTO, CA**

# Financial Highlights

## Revenue

**$5.5 billion**
(+70% year-over-year)

$1,842
$3,224
$5,481
2023
2024
2025

## Adjusted EBITDA

**$4.5 billion**
(+87% year-over-year)

$1,236
$2,412
$4,512
2023
2024
2025

## Free Cash Flow

**$4.0 billion**
(+91% year-over-year)

$1,037
$2,073
$3,952
2023
2024
2025

## Adjusted EBITDA margin

**82.3%**
(+750 basis points year-over-year)

67.1%
74.8%
82.3%
2023
2024
2025

*Dollar amounts in bar charts presented in millions. Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow are non-GAAP financial measures. Please see "Non-GAAP Financial Measures" beginning on page 38 of our Annual Report on Form 10-K for the year ended December 31, 2025 for a description and reconciliation of these non-GAAP financial measures.*

Letter to Our Stockholders

Fellow Stockholders,
AppLovin had another milestone year in 2025, with exceptional financial performance and the sale of our Apps business sharpening our focus on our core advertising platform.
Our financial results put us in a rare air: $5.5 billion in revenue with 70% annual growth paired with $4.5 billion in Adjusted EBITDA (+87% year-over-year) and $4.0 billion in Free Cash Flow (+91% year-over-year).
We also continued to deliver value for stockholders, repurchasing $2.2 billion of our Class A common stock throughout the year and increasing our repurchase program authorization by $3.2 billion in October.
During the year, we launched our rebranded Axon Ads Manager and made meaningful improvements to our Axon AI recommendation engine, all while continuing the early introduction of web-based e-commerce advertisers to our platform.
Our mission is to make profitable growth accessible to every business. As we continue our expansion into e-commerce and other major advertising categories, we are excited to show even more businesses how Axon can drive their revenues. We’ll remain focused on improving our core Axon technologies and delivering measurable results for advertisers.
On the governance front, we are pleased to announce the transition of Craig Billings into the role of independent Chairperson. We first met in 2013, when Craig’s business was a customer of AppLovin. He deeply understands what we do and has seen firsthand how we help grow businesses. He has also played a key role leading the Board as our Lead Independent Director over the past five years. As a result, Craig is well-suited to take on this new role, which strengthens the independent leadership of the Board while allowing management to continue executing on Adam’s long-term vision.
In pursuing the tremendous opportunities in front of us, our full Board of Directors believes the AppLovin team will continue to create long-term stockholder value, and remains committed to providing strong oversight of strategy, capital allocation and risk management.
To our stockholders - thank you for your investment in AppLovin and your belief in our future.
Sincerely,

Adam Foroughi
Chief Executive Officer and Co-Founder

Craig Billings
Chairperson of the Board of Directors

	Adam Foroughi	Craig Billings

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1100 Page Mill Road | Palo Alto, California 94304
PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Notice of Annual Meeting of Stockholders		MEETING DETAILS

Date June 3, 2026

Dear Stockholders of AppLovin Corporation:
We cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of AppLovin Corporation, a Delaware corporation, to be held virtually via live audio webcast, where you will be able to listen to the meeting live, submit questions, and vote online.
Your vote is important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by telephone, or by mail.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
Time 10:00 a.m. Pacific Time

Location www.virtualshareholdermeeting.com/APP2026

Proposals		Board Vote Recommendation

1	To elect nine (9) directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;	FOR
the election of each director nominee

2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;	FOR

3	To approve, on an advisory basis, the compensation of our named executive officers;	FOR

4	To approve an amendment to our amended and restated certificate of incorporation to provide for officer exculpation as permitted by Delaware law;	FOR

AGAINST
5	To vote on a stockholder proposal, if properly presented; and

6	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 13, 2026 as the record date for the Annual Meeting. Stockholders of record on April 13, 2026 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. The accompanying proxy statement and our 2025 annual report are available at www.proxyvote.com. You will be asked to enter the 16 digit control number located on your proxy card.

By order of the Board of Directors,

Adam Foroughi Chief Executive Officer and Co-Founder Palo Alto, California This notice and the accompanying proxy statement and form of proxy are being made available to stockholders on April [•], 2026.
ii

iii

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
Annual Meeting Information
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (“Board of Directors” or “Board”) for use at the 2026 annual meeting of stockholders of AppLovin Corporation, a Delaware corporation (“we,” “our,” “us,” the “Company,” or “AppLovin”), and any postponements, adjournments, or continuations thereof (the “Annual Meeting”). Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

Date June 3, 2026	Time 10:00 a.m. Pacific Time	Location www.virtualshareholdermeeting.com/APP2026
The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/APP2026, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April [•], 2026 to all stockholders entitled to vote at the Annual Meeting. The proxy materials and our 2025 annual report can be accessed by following the instructions in the Notice.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

AppLovin Corporation	1	2026 Proxy Statement

Governance and Compensation Highlights
Governance Highlights
Our corporate governance structure is designed to promote the long-term interests of our stockholders. The list below highlights our Board and leadership practices, as discussed further in this proxy statement.

6 of 9 director nominees are independent	Annual self-evaluation of Board and committees

Independent Chairperson of our Board	Annual review of committee charters, corporate policies, and corporate governance guidelines

100% independent committees	Continuing director education program

Strong risk oversight by full Board and committees	Regular executive sessions of Board and independent directors

Regular communication between Board members and management beyond regular meetings

Compensation Highlights
Our compensation practices are designed to attract and retain critical talent and to align management and stockholder interests. The list below highlights key compensation practices, as discussed further in this proxy statement.

What We Do	What We Don’t Do

RSUs as primary component of executive compensation to maintain stockholder alignment	No executive base salary increases since initial public offering

Independent compensation consultant advises on executive and outside director compensation	No annual cash bonus program for executive officers

Equity ownership guidelines exceeded by all officers and directors	No “Golden Parachute” tax reimbursements

Compensation Committee oversees compensation for key engineering talent in addition to executive officers	No single-trigger change of control acceleration for executive officers

Hedging and pledging limitations in our insider trading policy	No “evergreen” increases to our equity plans for 2026

AppLovin Corporation	2	2026 Proxy Statement

PROPOSAL NO. 1
Election of Directors
Our Board of Directors is currently composed of nine (9) members. Each of the director nominees except Victoria Valenzuela currently serves on the Board. As previously announced, Alyssa Harvey Dawson, who currently serves as a director, will not stand for re-election and her term will expire at the Annual Meeting. Ms. Valenzuela is standing for election by our stockholders for the first time and was recommended for consideration as a director to the Nominating and Corporate Governance Committee by our Chief Executive Officer. The current term of all directors will expire at the Annual Meeting when their successors are elected and qualified.
Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, as director nominees for election as directors at the Annual Meeting: Adam Foroughi, Craig Billings, Herald Chen, Margaret Georgiadis, Barbara Messing, Todd Morgenfeld, Victoria Valenzuela, Eduardo Vivas, and Maynard Webb. If elected, each of the director nominees will serve as directors until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified. For information concerning the director nominees, see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the internet but do not give instructions with respect to the voting of directors, your shares will be voted “For” the election of Messrs. Foroughi, Billings, Chen, Morgenfeld, Vivas, and Webb and Mses. Georgiadis, Messing, and Valenzuela. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the nine (9) director nominees who receive the largest number of votes cast “For” such director nominees are elected as directors. As a result, any shares not voted “For” a particular director nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such director nominee’s favor and will have no effect on the outcome of the election.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

AppLovin Corporation	3	2026 Proxy Statement

Board of Directors and Corporate Governance
Our Board of Directors and its three (3) fully independent standing committees play a critical role in the oversight and governance of our business and operations. The following charts provide summary information about each director nominee’s background, skills, and expertise.

Name	Age	Director Since	Independent	Other Public Co. Boards	Committee Memberships
Occupation					Audit	Comp.	NCG

Adam Foroughi	45	2011	No	0
Chief Executive Officer and Co-Founder of AppLovin Corporation

Craig Billings
	53	2020	Yes	2		C
Chairperson; Chief Executive Officer of Wynn Resorts, Limited

Herald Chen
	56	2018	No	1
Former President and Chief Financial Officer of AppLovin Corporation

Margaret Georgiadis				1			C
Co-Founder and Chief Executive Officer of Montai Therapeutics and a CEO-Partner of Flagship Pioneering Inc.	62	2021	Yes

Barbara Messing
	54	2024	Yes	0
Operating Partner of Stripes Group and Former Chief Marketing and Communications Officer at Roblox Corp.

Todd Morgenfeld				2	C
	54	2023	Yes
Former Chief Financial Officer and Head of Business Operation of Pinterest

Victoria Valenzuela				0
	52	N/A	No
Chief Administrative & Legal Officer of AppLovin Corporation

Eduardo Vivas
	40	2018	Yes	0
Former Chief Operating Officer of Humans, Inc.

Maynard Webb	70	2025	Yes	2
Founder of Webb Investment Network

C	Committee chair	Committee member

AppLovin Corporation	4	2026 Proxy Statement

Director Nominees’ Skills and Expertise

Director Nominees
Skills and Expertise	Adam Foroughi	Craig Billings	Herald Chen	Margaret Georgiadis	Barbara Messing	Todd Morgenfeld	Victoria Valenzuela	Eduardo Vivas	Maynard Webb

CEO or Founder Experience
Industry Expertise
Marketing & Digital Media
Public Company Experience
Cyber Security & Data Privacy
Financial & Accounting
Global Operational Expertise
Risk Management & Corporate Governance
Human Capital & Talent Development

CEO or Founder Experience	Industry Expertise	Marketing & Digital Media
Experience and skills in leadership, management, and business strategy as a chief executive officer and/or founder at a large publicly traded or private company.
In-depth knowledge and expertise in the creation, management, and optimization of products within the advertising technology and/or artificial intelligence space, including building and improving tools, platforms and strategies that help companies reach their audiences.

A deep understanding of marketing and digital media strategies, including brand and marketing strategy, social media and content marketing, and/or creating or implementing platforms to promote products and services.

Public Company Experience	Cyber Security & Data Privacy	Financial & Accounting
Experience as a senior executive or member of the board of directors of a publicly traded company, providing valuable insight into public company operations, governance, financial reporting, investor relations, and regulatory compliance.
Experience (including through oversight) in various cyber security and data privacy capabilities, including protection from threats such as cyberattacks, hacking, data breaches, malware, and other forms of digital security vulnerabilities; data governance and managing sensitive personal and organizational data; and compliance with respect to privacy laws and regulations.
Experience in positions requiring a deep understanding of financial principles, accounting standards, tax strategies, auditing, and reporting.

Global Operational Expertise	Risk Management & Corporate Governance	Human Capital & Talent Development
Leadership position in an organization managing day-to-day business operations at scale and/or international operations, providing knowledge and expertise in executing business activities and strategies and driving growth in complex or high-growth environments.

Knowledge and experience in identifying, accessing, and managing risks that may affect an organization’s objectives, including understanding the principles, structures, and processes that allow a company to best operate in an ethical, accountable, and transparent manner.
Management experience involving strategies and practices aimed at maximizing the potential of an organization’s workforce.

AppLovin Corporation	5	2026 Proxy Statement

Director Nominees

Mr. Foroughi is one of our co-founders and has served as our Chief Executive Officer and a member of our Board of Directors since December 2011.
He served as Chairperson of our Board of Directors from March 2021 until April 2026. He previously co-founded two advertising technology companies, Lifestreet Media Inc. and Social Hour Inc. Mr. Foroughi holds a B.A. in Business Administration from the University of California, Berkeley.

Qualifications
Mr. Foroughi was selected to serve on our Board of Directors because of his deep industry knowledge and the vision and experience he brings as our Chief Executive Officer and Co-Founder. With expertise in international operations, product development, building high-performing teams, and driving strategic vision, he has successfully led us through growth and innovation in the ever-evolving tech landscape.
Adam Foroughi
Chief Executive Officer and Co-Founder
Director
Skills
Age: 45 Director Since: 2011 Committees: None

		CEO or Founder Experience	Cyber Security & Data Privacy
		Industry Expertise	Global Operational Expertise
		Marketing & Digital Media	Human Capital & Talent Development

Public Company

AppLovin Corporation	6	2026 Proxy Statement

Mr. Billings has served as a member of our Board of Directors since December 2020 and as our Chairperson since April 2026.
Mr. Billings previously served as our Lead Independent Director from February 2021 until his appointment as our independent Chairperson. Mr. Billings has served as Chief Executive Officer and a member of the board of directors of Wynn Resorts, Limited (NYSE: WYNN), a developer and operator of hotels and casinos, since February 2022. Prior to February 2022, Mr. Billings served as the Chief Financial Officer and Treasurer of Wynn Resorts from March 2017 to January 2022 and as President from May 2019 to May 2021. Since August 2018, he has also served as a Director of Wynn Macau, Limited, a majority owned subsidiary of Wynn Resorts that is listed on the Hong Kong Stock Exchange. From December 2015 to January 2018, Mr. Billings served as Non-Executive Chairman of NYX Gaming Group Ltd., a developer of digital gaming systems which was acquired by Scientific Games Corporation in January 2018. Mr. Billings has been a Certified Public Accountant since 1999. He holds a B.S. in Business Administration from the University of Nevada, Las Vegas and an M.B.A. from Columbia Business School.
Qualifications

Craig Billings
Chairperson
Independent Director

Age: 53 Director Since: 2020 Committees: Compensation (Chair); Audit

Mr. Billings was selected to serve on our Board of Directors because of his significant global operational experience as a public-company CEO, his financial and accounting acumen, his risk management and corporate governance expertise, and his industry knowledge—qualities that bring a strategic perspective to the boardroom and position him to guide us through complex challenges and growth opportunities.

Skills
		CEO or Founder Experience	Financial & Accounting
		Marketing & Digital Media	Global Operational Expertise
		Public Company	Risk Management & Corporate Governance

AppLovin Corporation	7	2026 Proxy Statement

Mr. Chen has served as a member of our Board of Directors since August 2018.
Mr. Chen previously served as AppLovin’s President and Chief Financial Officer from November 2019 to December 2023. Prior to joining us, he served as the head of Technology, Media and Telecom at Kohlberg Kravis Roberts & Co. L.P. (NYSE: KKR), an investment firm that manages multiple alternative asset classes, from 2007 to 2019, having previously worked for the firm from 1995 to 1997. He also currently serves on the board of directors of GoDaddy, Inc. (NYSE: GDDY), an online solutions provider, and Internet Brands Inc., an integrated digital media and software services company. Mr. Chen holds a B.S. in Economics (Finance) and a B.S.E. in Mechanical Engineering from the University of Pennsylvania and an M.B.A. from the Stanford University Graduate School of Business.
Qualifications

Herald Chen
Director

Age: 56 Director Since: 2018 Committees: None
Mr. Chen was selected to serve on our Board of Directors because of his extensive operating and management experience. He brings strong financial and accounting expertise, along with significant experience in public company leadership, strategic transactions, and governance. His experience serving on the boards of both public and private technology companies provides valuable oversight and strategic insight to our Board.

Skills
		CEO or Founder Experience	Financial & Accounting
		Industry Expertise	Global Operational Expertise
Public Company

AppLovin Corporation	8	2026 Proxy Statement

Ms. Georgiadis has served as a member of our Board of Directors since January 2021.
Ms. Georgiadis currently serves as Co-Founder and Chief Executive Officer of Montai Therapeutics and as a CEO-Partner of Flagship Pioneering Inc., a bioplatform innovation company, since April 2022. She previously served as an Endurance Partner-in-Residence at General Catalyst, a venture capital firm, from January 2021 to April 2022. From May 2018 to December 2020, she served as President and Chief Executive Officer of Ancestry.com LLC, a global family history and consumer genomics company. Prior to Ancestry, from February 2017 to May 2018, Ms. Georgiadis served as Chief Executive Officer of Mattel, Inc. (NASDAQ: MAT), a global children’s entertainment company specializing in toys and consumer products. From 2009 to 2017, she served as President of Google Americas and the Vice President of Global Operations. She is an experienced public and private company board director and currently serves on the board of directors of McDonald’s Corporation (NYSE: MCD) and several private companies in technology and health technology. She holds an A.B. from Harvard College and an M.B.A. from Harvard Business School.
Qualifications

Margaret Georgiadis
Independent Director

Age: 62 Director Since: 2021 Committees: Nominating and Corporate Governance (Chair); Audit

Ms. Georgiadis was selected to serve on our Board of Directors because of her experience as a public company director and deep expertise in the tech industry. With extensive CEO and public company experience, she brings a strategic and operational mindset to the boardroom. Her background spans product development, ad tech, and data privacy, complemented by strong financial, accounting and risk management acumen. A leader in corporate governance with a strong track record in international operations, strategic transactions, and talent development, she provides critical oversight while driving innovation and growth.

Skills
		CEO or Founder Experience	Financial & Accounting
		Industry Expertise	Global Operational Expertise
		Marketing & Digital Media	Risk Management & Corporate Governance
		Public Company	Human Capital & Talent Development
Cyber Security & Data Privacy

AppLovin Corporation	9	2026 Proxy Statement

Ms. Messing has served as a member of our Board of Directors since March 2024.
Ms. Messing has served as an Operating Partner at Stripes, LLC (“Stripes Group”), a leading growth equity firm since January 2026. Prior to joining Stripes Group, Ms. Messing served as Chief Marketing & Communications Officer at Roblox Corp. (NYSE: RBLX), an online gaming platform, from August 2020 to December 2023 and previously served as Chief Marketing Officer and People Experience Officer from August 2020 to July 2023. Previously, Ms. Messing served as Senior Vice President, Chief Marketing Officer of Walmart U.S (NYSE: WMT) from August 2018 to August 2019, and brought her years of experience serving in multiple roles including Vice President and Chief Marketing Officer, and later Senior Vice President and Chief Marketing Officer at TripAdvisor, Inc. (NASDAQ: TRIP) an online travel company, between 2011 and 2018. Between 2002 and 2011, she served in a number of management positions at Hotwire.com, an internet-based travel agency, including Vice President of Customer Experience and Vice President and General Manager, Travel Ticker. Ms. Messing previously served on the board of directors of Vacasa, Inc., a leading platform for vacation rental management, from 2021 to 2025, Overstock.com, Inc., an internet retailer, from 2020 to 2023, and XO Group, Inc., which merged with WeddingWire in December 2018, from 2014 to 2018. Ms. Messing received her B.A. from Northwestern University and her J.D. from Stanford Law School.

Barbara Messing
Independent Director

Age: 54 Director Since: 2024 Committees: Compensation; Nominating and Corporate Governance

Qualifications

Ms. Messing was selected to serve on our Board of Directors because of her extensive operational expertise and leadership experience in both management and director roles at public companies. She brings deep knowledge in marketing, digital media, product development, and ad tech, along with a strong background in building and scaling online platforms. Her experience in human capital and talent development further enhances our ability to drive organizational growth and foster leadership excellence.

Skills
		Marketing & Digital Media	Global Operational Expertise
		Public Company	Human Capital & Talent Development

AppLovin Corporation	10	2026 Proxy Statement

Mr. Morgenfeld has served as a member of our Board of Directors since September 2023.
Mr. Morgenfeld previously held pivotal roles at Pinterest, Inc. (NYSE: PINS), a discovery and social media platform, including Chief Financial Officer and Head of Business Operations (CFO/COO) from November 2016 to July 2023. Before Pinterest, he left his mark at Twitter as Vice President of Finance from 2015 to 2016 and at Hewlett-Packard (NYSE: HPQ) as Treasurer and Senior VP of Financial Analytics and Corporate Development from 2013 to 2015. Prior to his role at Hewlett-Packard, he was an investment partner at Silver Lake from 2004 to 2013. Mr. Morgenfeld currently serves on the board of directors of Urban Outfitters, Inc. (NASDAQ: URBN), a portfolio of global consumer brands comprising Urban Outfitters, Anthropologie, Free People, BHLDN, Terrain, Menus & Venues, and Nuuly; and Axon Enterprise, Inc. (NASDAQ: AXON), a technology leader in global public safety. Mr. Morgenfeld graduated first in his class from the United States Military Academy at West Point and holds an M.B.A. from Stanford University Graduate School of Business.
Qualifications

Todd Morgenfeld
Independent Director

Age: 54 Director Since: 2023 Committees: Audit (Chair); Compensation

Mr. Morgenfeld was selected to serve on our Board of Directors because of his deep operational expertise in technology-driven enterprises. He has a strong background in finance and accounting, and his public company board experience helps him bring valuable insights into public company financial oversight, risk management, and corporate governance matters.

Skills
		Industry Expertise	Financial & Accounting
		Marketing & Digital Media	Global Operational Expertise
		Public Company	Risk Management & Corporate Governance

AppLovin Corporation	11	2026 Proxy Statement

Ms. Valenzuela is standing for election as a member of our Board of Director for the first time.
Ms. Valenzuela has served as our Chief Administrative & Legal Officer and Corporate Secretary since July 2025. She previously served as our Chief Legal Officer and Corporate Secretary from May 2020 through July 2025. Ms. Valenzuela joined us through our acquisition of Machine Zone, Inc. where she served as Chief Legal Officer and Corporate Secretary from January 2015 to April 2020. From May 2004 to December 2014, she served as General Counsel, Vice President, Legal Affairs, and Corporate Secretary of Cypress Semiconductor Corporation, a public semiconductor company acquired by Infineon Technologies AG. Prior to Cypress Semiconductor, she was a corporate and technology attorney with Brobeck, Phleger & Harrison, LLP and Clifford Chance LLP. She holds a B.A. in Political Science from California State University, Fullerton and a J.D. from Stanford University Law School.

Victoria Valenzuela
Director Nominee

Age: 52	Qualifications

Ms. Valenzuela was selected to serve on our Board of Directors because of her deep Company and industry knowledge as an executive at AppLovin and other technology companies. She has expertise in legal and regulatory matters, in particular with respect to ad tech, cybersecurity and data privacy matters. Ms. Valenzuela also has extensive experience in mergers, acquisitions and strategic transactions, as well as strong experience in human capital and talent development.

Skills
		Industry Expertise	Global Operational Expertise
		Marketing & Digital Media	Risk Management & Corporate Governance
		Public Company	Human Capital & Talent Development
Cyber Security & Data Privacy

AppLovin Corporation	12	2026 Proxy Statement

Mr. Vivas has served as a member of our Board of Directors since August 2018.
Mr. Vivas served as Chief Operating Officer at Humans, Inc., the developer of the Flip Shop social shopping app, from March 2024 to September 2025. From August 2017 to March 2024, he served as the Chief Executive Officer at Curated, Inc. (Curated.com), an online outdoor sports retailer he co-founded. From March 2014 to April 2017, Mr. Vivas served as Head of Product, Talent Solutions at LinkedIn Corporation, a business and employment-oriented online service. He joined LinkedIn through its acquisition of Bright.com, an employment website company he co-founded and served as Chief Product Officer of from October 2011 to February 2014.
Qualifications

Eduardo Vivas
Independent Director
Mr. Vivas was selected to serve on our Board of Directors because of his experience as a CEO and executive leader in the technology sector. His expertise in marketing, digital media, product development, and ad tech has been instrumental in shaping and executing successful go-to-market strategies. Mr. Vivas also has extensive experience in mergers, acquisitions, and strategic transactions, providing valuable insight into business expansion and corporate development.

Age: 40 Director Since: 2018 Committees: Nominating and Corporate Governance
Skills
		CEO or Founder Experience	Global Operational Expertise

		Industry Expertise	Human Capital & Talent Development
Marketing & Digital Media

AppLovin Corporation	13	2026 Proxy Statement

Mr. Webb has served as a member of our Board of Directors since April 2025.
Mr. Webb is the Founder of Webb Investment Network, an early-stage venture capital firm he started in 2010. Mr. Webb served as the Chairman of the board of Liveops, Inc., a cloud-based call center, from 2008 to 2013 and was the Chief Executive Officer from 2006 to 2011. Previously, Mr. Webb was the Chief Operating Officer of eBay, Inc. (NASDAQ: EBAY), a global commerce and payments provider, from 2002 to 2006, and President of eBay Technologies from 1999 to 2002. Prior to joining eBay, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, and Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer. Mr. Webb currently serves on the board of directors of Salesforce, Inc. (NYSE: CRM) and Visa Inc. (NYSE: V). Mr. Webb previously served as the Chairman of the board of directors at Yahoo! Inc. until 2017. Mr. Webb holds a Bachelor of Applied Arts degree from Florida Atlantic University.

Maynard Webb
Independent Director

Age: 70 Director Since: 2025 Committees: Audit; Nominating and Corporate Governance
Qualifications

Mr. Webb was selected to serve on our Board of Directors because of his extensive leadership experience as a CEO, executive advisor, and investment professional. He brings deep operational expertise in marketing, digital media, product development, and ad tech, along with a strong track record of scaling businesses. He also brings strong experience in strategic transactions and international operations. Additionally, his governance experience on the boards of public and private technology companies provides valuable oversight and strategic insight to our Board.

Skills
		CEO or Founder Experience	Financial & Accounting
		Industry Expertise	Global Operational Expertise
		Public Company	Risk Management & Corporate Governance
		Cyber Security & Data Privacy	Human Capital & Talent Development

AppLovin Corporation	14	2026 Proxy Statement

Board Leadership Structure and Role of the Independent Chairperson
Our board leadership structure and practices are designed to promote strong, independent oversight while enabling decisive execution of the Company’s strategic vision.
In April 2026, in connection with a periodic review of its leadership structure, the Board appointed Craig Billings as Chairperson of the Board. Mr. Billings had served as our Lead Independent Director since our initial public offering, while Adam Foroughi, our Chief Executive Officer (“CEO”) and Co-Founder, had served as Chairperson during such time. Given Mr. Billings’ substantial contributions to the Board in his capacity as Lead Independent Director, we believe that this transition enables management and the Board to further benefit from Mr. Billings’ experience and independent leadership, as well as his deep knowledge of the Company’s strategy and familiarity with the management team.
The Role of Our Independent Chairperson
Mr. Billings serves as our independent Chairperson, bringing extensive public company leadership, financial acumen, and global operational expertise to the role. As independent Chairperson, his responsibilities include:
•providing guidance and oversight on strategic priorities, corporate governance, and risk management, including consultations with management between regularly scheduled Board meetings;
•determining the agenda for Board meetings and meetings of independent directors, and fostering candid and open discussions without management present;
•calling special meetings of the independent directors when necessary to address urgent or emerging matters;
•serving as a direct liaison between the independent directors and management, facilitating communication and feedback from executive sessions; and
•engaging with stockholders or serving as a spokesperson for the Company as requested.
Independent Board Oversight & Governance
Our independent directors are deeply engaged in guiding the Company’s most important decisions. They meet regularly in executive sessions without management present, as well as without non-independent directors and management present. These executive sessions are led by our Chairperson or applicable committee chairperson and provide a forum for:
•independent assessment of management’s performance;
•strategic discussions on risk management, corporate governance, and financial oversight; and
•strategic discussion on guidance and feedback to provide to the CEO and other executives on key issues and long-term planning.
Why This Structure Works for AppLovin
We believe that this leadership structure—combining the strategic leadership and vision of our CEO with the strong oversight of our independent Chairperson and independent committees—enhances our ability to execute our day-to-day operations and strategic initiatives, while enabling strong independent oversight of key issues. In accordance with our Corporate Governance Guidelines, if, in the future, our Chairperson is not an independent director, our Board would appoint an independent director to serve as Lead Independent Director.

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Role of our Board in the Risk Oversight Process
How Our Board Oversees Risk
As our business and operations evolve, we remain focused on identifying, assessing, and mitigating risks that could impact our current and future business as they emerge. While our management team handles the day-to-day oversight of strategic, financial, operational, reputational, and legal risks, our Board of Directors and its independent committees play a critical role providing high-level oversight of those risks and maintaining a risk management framework that fosters accountability and is responsive to the Company’s evolving operations.
How Our Board Stays Engaged
Our Board of Directors and its committees actively engage on key risk areas through:
•ongoing consultations with the management team on strategic and operational priorities;
•regular updates on key areas of enterprise risk and periodic evaluations of our structure for reporting enterprise risks to the Board and its committees;
•Q&A sessions or periodic reports from the management team and external advisors on key risk areas; and
•evaluating the risks inherent in major transactions and corporate decisions.
To bolster our Board’s risk oversight, our Board’s committees oversee specific key risk areas and receive regular updates from management and industry experts, as needed.
•Audit Committee: Oversees financial reporting, internal controls, disclosure controls and procedures, AI governance, cybersecurity, data privacy and protection matters, legal and regulatory compliance, and conflicts of interest. Regularly engages with management and auditors on risk assessment policies and risk management pertaining to financial, accounting, and tax matters.
•Compensation Committee: Evaluates risks related to executive compensation, oversees our compensation structure to promote sound decision-making and prevent excessive risk-taking, administers our compensation recovery policy, and oversees our human capital resource management.
•Nominating and Corporate Governance Committee: Focuses on risks tied to corporate governance, succession planning, and Board independence.
Human Capital Oversight
Given our lean organization and the importance of attracting and retaining critical talent, our Compensation Committee, Nominating and Corporate Governance Committee, and full Board take an active role in overseeing risks related to human capital. Our management team regularly presents updates on topics such as headcount changes, average tenure, attrition rates, and hiring trends and focus areas. Our Compensation Committee and Board consider this information as part of their risk oversight and in connection with compensation strategy. Our Nominating and Corporate Governance Committee and Board consider this information in connection with succession planning for executive officers and other key roles.
Leveraging Expertise for Risk Management
Our management team regularly consults with our Board outside of scheduled meetings. In particular, management frequently consults with the applicable committee chairperson whose committee oversees specific risk areas for guidance and feedback on relevant topics between scheduled meetings.
To stay ahead of emerging challenges and proactively approach dynamic issues, our Board of Directors and its committees also engage outside legal and subject-matter experts, as well as accounting and tax professionals, to provide insights on market trends, regulatory shifts, and evolving risk landscapes. We hold multiple director education sessions with these outside experts throughout the year to review and discuss emerging topics.
We see risk oversight as more than just a compliance requirement—it’s an essential part of how we drive innovation, safeguard our Company, and create long-term value for all stakeholders.

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Director Independence
We believe strong governance is consistent with our culture of transparency and accountability and leads to better decision-making and long-term success. The Nasdaq corporate governance rules generally require that a majority of a listed company’s board of directors be independent. In order to be considered “independent” the director must, in the opinion of the company’s board of directors, not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board of Directors carefully reviews each director’s background, employment history, and affiliations. After this review, our Board of Directors has determined that Messrs. Billings, Morgenfeld, Vivas, and Webb and Mses. Georgiadis, Harvey Dawson, and Messing are independent under the Nasdaq corporate governance rules. In addition, the Board had previously determined that Edward Oberwager was independent during his service as a director in 2025. In making these determinations, the Board considered all relevant factors, such as current and prior relationships with the Company, including those outlined in the section titled “Certain Relationships, Related Party and Other Transactions.”
Multi-Class Structure
The multi-class structure of our common stock is intended to ensure that, for the foreseeable future, Mr. Foroughi continues to control or significantly influence the governance of the Company, which we believe will permit us to continue to advance his strategic vision and prioritize the creation of long-term stockholder value rather than short-term results. Our Nominating and Corporate Governance Committee and full Board periodically review our multi-class structure to assess the continued applicability of this rationale. While our Board cannot unilaterally make changes to the sunset provisions related to our Class B common stock, as any such changes would also require the approval of the holders of two-thirds of the outstanding shares of our Class B common stock, both our Nominating and Corporate Governance Committee and full Board continue to believe that our multi-class structure is in the best interest of AppLovin and its stockholders.
AppLovin is considered a “controlled company” under the Nasdaq corporate governance rules because Messrs. Foroughi and Chen, together with certain affiliated trusts and entities (the “Voting Agreement Parties”) are parties to a voting agreement (the “Voting Agreement”) and collectively hold a majority of the voting power of our outstanding common stock. As a controlled company, we are eligible for exemptions from certain Nasdaq corporate governance rules related to the independence of our Board and committees and Board evaluation requirements. However, we do not rely on any of these exemptions and we maintain the following governance practices:
•a majority of the members of our Board of Directors are independent;
•all members of our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are independent;
•we have an independent Chairperson to help maintain a strong, independent, and active Board, and previously utilized a lead independent director role;
•our independent directors meet regularly in executive sessions—without non-independent directors or management present—following Board of Directors and committee meetings; and
•we conduct annual performance evaluations of the Board and its committees.
Under the Voting Agreement, all shares of our common stock held by the Voting Agreement Parties and their respective permitted entities and permitted transferees will be voted as determined by Mr. Foroughi and Mr. Chen. As a result, the Voting Agreement Parties will collectively be able to determine or significantly influence any action requiring the approval of our stockholders, including the election of our Board of Directors, the adoption of amendments to our certificate of incorporation and bylaws, and the approval of any merger, sale of all or substantially all of our assets, or other major corporate transaction. For additional information on the voting power of the Voting Agreement Parties, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”
Mr. Chen is also party to an Equity Exchange Right Agreement which provides that he may exchange certain shares received upon the exercise of stock options for an equivalent number of shares of our Class B common stock, as further described in the section titled “Certain Relationships, Related Party, and Other Transactions.”

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Board Committees
Our Board of Directors has established three (3) standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Members will serve on these committees until their resignation or until as otherwise determined by our Board of Directors. Each of our committees operates under a written charter that complies with Securities and Exchange Commission (“SEC”) rules and regulations and the Nasdaq corporate governance rules, which can be found at https://investors.applovin.com.

Audit Committee	Meetings in 2025: 6

Todd Morgenfeld (Chair)	Craig Billings	Margaret Georgiadis	Alyssa Harvey Dawson	Maynard Webb

Our Audit Committee plays a crucial role in helping us to maintain our financial integrity, transparency, and strong internal controls. The Audit Committee provides independent oversight of our financial reporting, risk management, and compliance processes, helping to safeguard the trust of our stockholders, employees, and partners.
Each member of our Audit Committee meets the independence standards for audit committee members required by the Nasdaq corporate governance rules and SEC rules and regulations. Additionally, all members meet the financial literacy and sophistication requirements of the Nasdaq corporate governance rules and our Board of Directors has determined that Messrs. Morgenfeld, Billings, and Webb and Ms. Georgiadis qualify as audit committee financial experts under Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
Key responsibilities of the Audit Committee include:
Financial Oversight & Reporting
•reviewing our financial statements, earnings releases, and SEC filings;
•overseeing internal audit procedures to evaluate effectiveness and results;
•reviewing and discussing audit findings, financial statement accuracy, and internal control measures with management and our independent registered public accounting firm;
Risk Management & Compliance
•promoting strong internal controls and reviewing policies on financial risk, tax, and accounting matters;
•overseeing legal and regulatory compliance, including with respect to cybersecurity, artificial intelligence (AI), data privacy, and information security to protect Company and user data;
•reviewing related party transactions;
•overseeing and maintaining procedures for employees to report concerns anonymously about questionable accounting or audit matters;
Audit & External Oversight
•selecting, retaining, and overseeing an independent registered public accounting firm to audit our financial statements;
•reviewing audit plans, annual reports, and audit performance; and
•approving or pre-approving all audit and permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Compensation Committee	Meetings in 2025: 7

Craig Billings (Chair)	Barbara Messing	Todd Morgenfeld

We recognize that a well-structured compensation strategy is essential to attracting, retaining, and motivating top talent. Our Compensation Committee is responsible for aligning executive compensation, equity programs, and benefits with Company performance, stockholder interests, and evolving governance best practices.
Each member of our Compensation Committee meets the independence requirements for compensation committee members under Nasdaq corporate governance rules and SEC rules and regulations, and qualifies as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Key responsibilities of the Compensation Committee include:
Executive Compensation & Performance Evaluation
•overseeing the annual performance evaluation of our CEO and considering the CEO’s evaluation of senior management when determining executive compensation;
•reviewing and making recommendations to the Board regarding CEO compensation, and reviewing and approving, or making recommendations to the Board regarding, compensation for our other executive officers, including base salary, annual and long-term incentives, and benefits;
•administering employment agreements, severance arrangements, and change-in-control protections for executive officers;
Equity & Incentive Compensation Plans
•administering our equity compensation plans and granting equity awards to eligible individuals;
•overseeing and enforcing the compensation recovery policy;
Compensation Governance & Risk Oversight
•overseeing the design of our compensation policies and practices to support sustainable growth without encouraging excessive risk-taking;
•evaluating and approving, or making recommendations to the Board regarding, director compensation, and overseeing equity ownership guidelines for executive officers and Board of Directors members;
•reviewing and discussing executive compensation disclosures, including compensation discussion and analysis, in compliance with SEC requirements;
•overseeing compensation practices for critical talent beyond executive officers, such as key engineering talent;
Independent Oversight
•engaging independent compensation consultants to provide independent advice and conduct analyses on executive and director compensation practices against peer companies;
•reviewing Say-on-Pay advisory votes and stockholder feedback to enhance our compensation programs; and
•evaluating any potential conflicts of interest with its advisors in accordance with Nasdaq corporate governance rules and SEC requirements.

AppLovin Corporation	19	2026 Proxy Statement

Nominating and Corporate Governance Committee	Meetings in 2025: 5

Margaret Georgiadis (Chair)	Alyssa Harvey Dawson	Barbara Messing	Eduardo Vivas	Maynard Webb

We believe that strong leadership and forward-thinking governance drive long-term success. Our Nominating and Corporate Governance Committee is responsible for determining the right qualifications and candidates for our Board and overseeing our overall governance framework.
Mr. Vivas was appointed to the Nominating and Corporate Governance Committee in April 2026. Each member of our Nominating and Corporate Governance Committee meets the general independence requirements under Nasdaq corporate governance rules and SEC rules and regulations.
Key responsibilities of the Nominating and Corporate Governance Committee include:
Board Leadership & Composition
•identifying, evaluating, and recommending nominees for election to our Board of Directors;
•reviewing the composition and structure of our Board of Directors and its committees to develop the right mix of expertise and experience;
•evaluating the performance of our Board of Directors, its committees, and individual directors;
•recommending committee assignments and leadership roles within the Board;
Governance Oversight
•developing and maintaining corporate governance policies and practices to promote compliance and best practices;
•overseeing the Board of Directors’ leadership structure;
•evaluating director independence in accordance with Nasdaq corporate governance rules and SEC requirements;
Succession Planning
•overseeing executive succession planning to promote smooth leadership transitions;
Stockholder & Governance Engagement
•developing policies and procedures for stockholder nominations to our Board of Directors;
•reviewing stockholder proposals and corporate governance matters; and
•evaluating and recommending actions on stockholder engagement efforts.

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Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2025, our Board of Directors held six (6) meetings (including regularly scheduled and special meetings). Each director attended all of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, our Corporate Governance Guidelines strongly encourage, but do not require, our directors to attend. Eight (8) of AppLovin’s then serving directors were present at the 2025 annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee during the last fiscal year is or has been an officer or employee of AppLovin or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Act. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee of the board of directors performing equivalent functions) of any other entity that has one of its executive officers serving on our Board of Directors or Compensation Committee.
Board of Directors Evaluations
Our Board of Directors, in conjunction with our Nominating and Corporate Governance Committee, conducts an annual evaluation of the performance of the Board of Directors as a whole and each of its standing committees, including an evaluation of the qualifications and performance of individual members of the Board of Directors and its committees in the context of the overall needs of the Board. The results of the evaluation are reviewed by our independent Chairperson (and previously by our lead independent director) and the chair of our Nominating and Corporate Governance Committee, in partnership with our outside legal counsel. Thereafter, the evaluation results and any recommendations for improvement are provided to our Board of Directors and its standing committees by a member of our outside legal counsel. Our Board of Directors and our management work to address any action items that result from this evaluation process.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods, including from time to time engaging the services of outside consultants and search firms, to identify and evaluate director nominees. Our Nominating and Corporate Governance Committee works with our Board of Directors to determine the desired qualifications, expertise, and characteristics of our Board of Directors, including such factors as relevant business experience and diversity, and with respect to diversity, such factors as differences in professional background, education, skill and other individual qualities, and attributes that contribute to the total mix of viewpoints and experience represented on our Board of Directors.
In its evaluation of director nominees, our Nominating and Corporate Governance Committee and our Board of Directors evaluate each director in the context of the membership of the Board of Directors as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board of Directors and the Company, and other qualifications and characteristics set forth in the charter of the Nominating and Corporate Governance Committee. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, corporate experience, diversity of experience, professional background, independence, area of expertise, length of service, potential conflicts of interest, and other commitments. Director nominees must also have the highest personal and professional ethics and integrity, proven achievement and competence in the director nominee’s field, the ability to exercise sound business judgment, skills that are complementary to those of the existing members of the Board of Directors, and the ability to assist and support management and make significant contributions to our success. Director nominees must understand the fiduciary

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responsibilities that are required of a member of our Board of Directors and have sufficient time and energy available, in the judgment of our Nominating and Corporate Governance Committee, to perform all board of director and applicable committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. After completing its review and evaluation of director nominees, including incumbent directors, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations and Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders who have continuously held at least 1% of our fully diluted capitalization for at least twelve (12) months prior to the date of the submission of the recommendation. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director nominees, as well as the regular director nominee criteria described above. Eligible stockholders wishing to recommend a nominee for nomination should contact our Corporate Secretary in writing at the address below. Such recommendations must include the nominee’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the nominee confirming willingness to serve, information regarding any relationships between the nominee and the Company, and evidence of the recommending stockholder’s ownership of the Company’s capital stock. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at AppLovin Corporation, 1100 Page Mill Road, Palo Alto, California 94304. Any notice of director nomination submitted must include the additional information required by Rule 14a-19(b) under the Exchange Act and otherwise must comply with applicable federal and state law. To be timely for the 2027 annual meeting of stockholders, nominations must be received by our Corporate Secretary observing the same deadlines for stockholder proposals discussed further in the section titled “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”
Communications with the Board of Directors
Interested parties wishing to communicate with non-management members of our Board of Directors may do so by writing and mailing the correspondence to our Corporate Secretary at AppLovin Corporation, 1100 Page Mill Road, Palo Alto, California 94304. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Corporate Secretary, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material), and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the Chairperson of the Board.
This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section titled “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”

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Other Governance Information
Corporate Governance Guidelines & Code of Conduct
Our Corporate Governance Guidelines cover how we run our Board of Directors and Company governance matters, including the role of the Board, director qualifications, limitations on additional board service for employee and non-employee directors, Board and committee self-evaluations, and matters regarding our standing Board committees. We have also adopted a Code of Conduct and Business Ethics which applies to every employee, officer, and director and guides how we conduct business with integrity and accountability. You can find our full Corporate Governance Guidelines and Code of Conduct and Business Ethics on our website at https://investors.applovin.com. Any amendments or waivers for executive officers or directors will be posted there or disclosed in SEC filings as required.
Insider Trading Policy
Our Board of Directors has adopted an Insider Trading Policy governing the purchase, sale, and/or disposition of our securities by directors, officers, employees, and other covered persons. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. From time to time, we engage in transactions in our own securities. It is the Company’s policy to comply with all applicable securities laws and the exchange listing standards applicable to us when engaging in transactions in our securities.
Our Insider Trading Policy generally prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls), and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, members of our Board of Directors and our employees, including our named executive officers, are prohibited from pledging our securities or holding any of our securities in a margin account; however, upon pre-clearance from a compliance officer in accordance with the Insider Trading Policy, employees may pledge up to 10% of their outstanding common stock as collateral for a loan. Transactions involving a broad-based index or a broad-based fund that include Company securities in addition to securities of other companies, including, for example, transactions involving exchange funds pursuant to which an insider divests Company securities, are not considered hedging transactions under our policy. In addition, specific exceptions to the policy may be granted by a compliance officer in consultation with our Nominating and Corporate Governance Committee when the exception would not otherwise contravene the law or the purposes of the policy.
Compensation Recovery Policy
In November 2023, our Compensation Committee adopted a Compensation Recovery Policy in compliance with the Nasdaq and SEC rules requiring public companies to recover excess incentive-based compensation from current and former executive officers by our Board of Directors in accordance with Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, in the event of an accounting restatement.
Specifically:
•If we are required to prepare an accounting restatement due to our material noncompliance with financial reporting requirements, we must clawback from covered executive officers any incentive-based compensation that was in excess of what they would have received had their incentive compensation been determined based on the restated amounts.
•This applies to incentive compensation received on or after October 2, 2023, covering the three (3) completed fiscal years prior to the restatement date.
Equity Ownership Guidelines
Our Board adopted Equity Ownership Guidelines to further align the interests of our executive officers and Board of Directors with stockholders. These guidelines set the following expectations for how much Company equity our executive officers and non-employee directors should hold over time:
•CEO and Chief Technology Officer: 600% of base salary in equity;
•other executive officers: 300% of base salary in equity; and

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•non-employee directors: 500% of annual Board cash retainer (excluding committee or chair retainers).
What counts toward the equity ownership requirement?
•Shares of our Class A and Class B common stock (including unvested restricted stock);
•shares held in trusts, limited partnerships, or similar entities for the benefit of the executive officer or non-employee director, or their immediate family;
•shares held in retirement or deferred compensation accounts; and
•certain RSUs and other full-value awards (whether vested or unvested).
What doesn’t count?
•Unexercised stock options; and
•performance-based awards that remain subject to performance-based vesting requirements.
While executive officers and non-employee directors generally have until five (5) years from the later of the adoption of the guidelines or their appointment to meet these ownership requirements, all directors and executive officers are currently in compliance with these requirements. The full guidelines are available at https://investors.applovin.com and may be amended by the Board or Compensation Committee.
Director Compensation
We have adopted a compensation policy for our non-employee directors (the “Director Compensation Policy”). The Director Compensation Policy is designed to attract, retain, and reward experienced non-employee directors. Our Director Compensation Policy is reviewed at least annually by our Compensation Committee and its independent advisor, Semler Brossy, to maintain competitive compensation levels to help us attract qualified non-employee director nominees and retain our existing non-employee directors. Effective April 2026, we amended our Director Compensation Policy to increase our compensation for the chairperson and members of the Audit Committee and Compensation Committee and to increase our compensation for the independent Chairperson, given that we had not modified the compensation level for such role since our initial public offering.
Under the Director Compensation Policy each non-employee director receives the cash and equity compensation for Board services described below. We also reimburse our non-employee directors for reasonable, customary, and documented travel expenses to meetings of our Board of Directors or its committee and other expenses.
Annual Non-Employee Director Compensation

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Cash Compensation
Under our Director Compensation Policy effective during 2025, each non-employee director was entitled to receive an annual cash retainer of $50,000. In addition, non-employee directors were entitled to receive the following annual cash compensation for their service in specific roles on our Board of Directors (the parentheticals show amounts changed effective April 2026):

Board Service		Audit Committee

Chairperson of the Board	$60,000 ($140,000)	Chair	$35,000 ($45,000)
Lead Director	$75,000	Member	$10,000 ($15,000)

Compensation Committee		Nominating and Corporate Governance Committee

Chair	$30,000 ($35,000)	Chair	$25,000
Member	$10,000 ($12,500)	Member	$10,000

In February 2025, the compensation for the Nominating and Corporate Governance Committee chair and members were increased from $15,000 and $5,000, respectively. Each non-employee director who serves as the chairperson of a committee will receive only the annual cash fee as the chairperson of the committee, and not the additional annual cash fee as a committee member. All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis, and non-employee directors can elect to receive an award of restricted stock units (“RSUs”) or non-qualified stock options in lieu of cash compensation. For such elections, the equity award has a grant date fair value (determined in accordance with U.S. generally accepted accounting principles (“GAAP”)) of the forgone cash amount, rounded down to the nearest whole share.
Equity Compensation
Initial Award
Each person who first becomes a non-employee director will be granted an initial award on the first trading date on or after the date on which such individual first becomes a non-employee director (the “Initial Award”) covering a number of shares of our Class A common stock having a grant date fair value (determined in accordance with GAAP) of $500,000, rounded down to the nearest whole share. The Initial Award will vest in twelve (12) equal quarterly installments beginning on the first standard quarterly vesting date to occur after such individual first becomes a non-employee director and each subsequent standard quarterly vesting date thereafter, subject to the non-employee director continuing to be a service provider through the applicable vesting date. Our standard quarterly vesting dates are February 20, May 20, August 20, and November 20. If the person was a member of our Board of Directors and also an employee, becoming a non-employee director due to termination of employment does not entitle them to an Initial Award. The type of equity award to be granted to a non-employee director will be elected in advance at the discretion of the non-employee director and may consist entirely of RSUs or non-qualified stock options.
Annual Award
On the date of each annual meeting of our stockholders, each non-employee director will automatically receive an annual equity award (an “Annual Award”) covering a number of shares of our Class A common stock having a grant date fair value (determined in accordance with GAAP) of $300,000, rounded down to the nearest whole share. The Annual Award will vest on the earlier of (i) the one (1) year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the annual meeting next following the date the Annual Award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date. The type of equity award to be granted to a non-employee director will be elected in advance of an annual meeting at the discretion of the non-employee director and may consist entirely of RSUs or non-qualified stock options.
Change in Control
In the event of a “change in control” (as defined in our 2021 Equity Incentive Plan (the “2021 Plan”)), each non-employee director’s outstanding award(s) will fully vest, provided that the non-employee director continues to be a non-employee director through the date of the change in control.

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Maximum Annual Compensation Limit
The Director Compensation Policy includes a maximum annual limit of $1,000,000 in total cash and equity compensation awards that may be paid, issued, or granted to a non-employee director in the first year of such director’s service and $750,000 in any subsequent fiscal year. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any cash compensation paid or equity awards granted to a person for their service as an employee, or for their service as a consultant (other than as a non-employee director), will not count for purposes of the limitation. Additionally, reimbursement or payment by the Company of a director’s filing fees incurred under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (an “HSR Filing Fee”) will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
2025 Compensation
The following table provides information regarding compensation of our non-employee directors for their service as directors, for the fiscal year ended December 31, 2025. During 2025, Mr. Foroughi and Edward Oberwager, who served as a director until our 2025 annual meeting of stockholders, did not receive compensation for service as directors.

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Craig Billings	165,000	299,894	—	464,894
Herald Chen	50,000	299,894	—	349,894
Margaret Georgiadis	83,889	299,894	—	383,783
Alyssa Harvey Dawson	69,444	299,894	—	369,338
Barbara Messing	69,444	299,894	—	369,338
Todd Morgenfeld	95,000	299,894	—	394,894
Eduardo Vivas	50,000	299,894	850,000(4)	1,199,894
Maynard Webb	50,962	799,771	—	850,733
1.Mses. Harvey Dawson and Messing and Mr. Webb elected to receive a portion of their cash retainers in the form of fully vested RSU awards, receiving 147, 147, and 57 RSUs, respectively. In accordance with SEC guidance, the cash retainer that each director elected to receive in RSUs is reported as though they had been paid in cash and such retainer had not been converted into RSUs.
2.Amounts shown do not reflect compensation actually received by the director, and there can be no assurance that these amounts will ever be realized by the director. Instead, the amount shown is the grant date fair value of the awards granted in fiscal 2025 computed in accordance with ASC Topic 718 — Compensation — Stock Compensation (“ASC Topic 718”), disregarding forfeiture assumptions. The grant date fair value of the RSU awards was calculated based on the closing price per share of our Class A common stock on the grant date. For Mr. Webb, his Initial Award in connection with his appointment to the Board in April 2025 had a grant date fair value of $499,877 and his Annual Award had a grant date fair value of $299,894. The amount shown for all other directors reflects the grant date fair value of their Annual Award.
3.As of December 31, 2025, Mr. Billings held 720 RSUs and a stock option covering 4,187 shares of our Class A common stock, Mr. Chen held 720 RSUs and a stock option covering 330,201 shares of our Class A common stock, Ms. Georgiadis held 720 RSUs, Ms. Harvey Dawson held 720 RSUs, Ms. Messing held 3,564 RSUs, Mr. Morgenfeld held 3,218 RSUs, Mr. Vivas held 720 RSUs and a stock option covering 15,537 shares of our Class A common stock, and Mr. Webb held 2,083 RSUs.
4.Amounts reflect the Company’s payment of a required HSR Filing Fee incurred by Mr. Vivas, which payment was approved by the Board of Directors.

AppLovin Corporation	26	2026 Proxy Statement

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2026. Deloitte has served as our independent registered public accounting firm since 2015 when they were first engaged to complete our fiscal year 2014 audit.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. The Audit Committee believes that the continued retention of Deloitte is in the best interests of the Company and its stockholders. In arriving at this conclusion, the Audit Committee believes that Deloitte's global reputation, deep technical expertise, and familiarity with complex international operations make them well-qualified to serve the Company and our stockholders. Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of Deloitte, our Board of Directors may reconsider the appointment. Representatives of Deloitte will be present at the Annual Meeting, have an opportunity to make a statement, and be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by Deloitte for our fiscal years ended December 31, 2025 and 2024.

	($ in thousands)
	2025	2024
Audit Fees(1)	$4,078	$4,995
Audit-Related Fees	—	—
Tax Fees(2)	730	1,228
All Other Fees	—	—
Total Fees	$4,808	$6,223
1.    Audit Fees include fees related to professional services rendered in connection with the audit of our annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in our Quarterly Reports on Form 10-Q, and for audit services provided in connection with other statutory and regulatory filings.
2.    Tax Fees include fees related to services for U.S. federal, state, local, international, and other tax compliance, planning, advisory, and consultation services.
Auditor Independence
In our fiscal year ended December 31, 2025 there were no other professional services provided by Deloitte, other than those described above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.

AppLovin Corporation	27	2026 Proxy Statement

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit services and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by Deloitte for our fiscal years ended December 31, 2025 and 2024, which includes all fees for audit services, were pre-approved by our audit committee in accordance with the policy.
Vote Required
The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AppLovin Corporation	28	2026 Proxy Statement

Audit Committee Report
The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by Nasdaq corporate governance rules and SEC rules and regulations. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate Audit Committees. With respect to AppLovin’s financial reporting process, AppLovin’s management is responsible for establishing and maintaining internal controls and preparing AppLovin’s financial statements. Deloitte, AppLovin’s independent registered public accounting firm, is responsible for performing an independent audit of AppLovin’s financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare AppLovin’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements with management;
•discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.
Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors for fiscal year 2025,
Todd Morgenfeld (Chair)
Craig Billings
Margaret Georgiadis
Alyssa Harvey Dawson
Maynard Webb

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

AppLovin Corporation	29	2026 Proxy Statement

PROPOSAL NO. 3
Advisory Vote on the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and SEC rules, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this proxy statement. In 2023, we held an advisory vote with respect to the frequency of Say-on-Pay votes, and after we reviewed the results of such vote, we have held a Say-on-Pay vote every three years. Our next Say-on-Pay vote would occur at our 2029 annual meeting of stockholders.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee, or our Board of Directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders. We encourage our stockholders to read the disclosures set forth below in the Executive Compensation section of this proxy statement to review the correlation between compensation and performance, as well as the compensation actions taken in 2025.
We believe that the information provided in the section titled “Compensation Discussion and Analysis,” and in particular the information discussed in the section titled “Compensation Discussion and Analysis—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to align management’s interests with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “For” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion and other related disclosure.”
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AppLovin Corporation	30	2026 Proxy Statement

Executive Officers
The following table identifies certain information about our executive officers as of March 31, 2026. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Adam Foroughi	45	Chief Executive Officer and Co-Founder
Matthew Stumpf	42	Chief Financial Officer
Vasily Shikin	40	Chief Technology Officer
Victoria Valenzuela	52	Chief Administrative & Legal Officer and Corporate Secretary
For the biographies of Mr. Foroughi and Ms. Valenzuela, see the section titled “Director Nominees.”

Matthew Stumpf. Mr. Stumpf has served as our Chief Financial Officer since January 2024 and prior to that served as our Vice President of Finance and FP&A from July 2022 through December 2023 and as our Senior Director, FP&A from February 2020 through June 2022. Prior to joining us, Mr. Stumpf worked at PricewaterhouseCoopers, an audit and assurance, consulting and tax services firm, from 2006 to 2020 in roles of increasing responsibility, including most recently as Transaction Services - Financial Due Diligence Director. He holds a B.A. in Business Management Economics from the University of California, Santa Cruz.

Vasily Shikin. Mr. Shikin has served as our Chief Technology Officer since January 2020 and prior to that served as our Vice President of Engineering since January 2012. Prior to joining us, from May 2008 to January 2012, he served as Senior Software Engineer at DeviceAnywhere, Inc., a cloud-based platform for testing and monitoring mobile websites and applications acquired by Keynote Systems, Inc. Mr. Shikin holds a Masters in Mathematics from Saint-Petersburg State University.

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Compensation Discussion and Analysis
This compensation discussion and analysis includes a discussion of compensation for the following individuals who served as executive officers during the fiscal year ended December 31, 2025, who we refer to as our named executive officers (“NEOs”):
•Adam Foroughi, our CEO and Co-Founder;
•Matthew Stumpf, our Chief Financial Officer;
•Vasily Shikin, our Chief Technology Officer; and
•Victoria Valenzuela, our Chief Administrative & Legal Officer and Corporate Secretary.
In April 2026, we announced that Mr. Shikin would be transitioning to serve in a non-executive officer capacity as a Distinguished Engineer, effective July 1, 2026, and that Ms. Valenzuela would be retiring, effective August 1, 2026. Ms. Valenzuela is standing for election as a member of our Board of Directors at the Annual Meeting and will serve as a consultant to the Company until May 31, 2027.
Business Context
AppLovin is one of the world’s leading advertising technology companies, helping advertisers across the world drive incremental revenue.
In 2025, we continued our rapid growth, driving another year of record revenue, profitability, and cash flows. We finished the year with $5.5 billion in revenue at exceptional margins and levels of cash flow, which we were able to use to invest in product development and talent, as well as our own business through $2.2 billion in share repurchases.
With the sale of our Apps business, we realigned our company to focus on our core advertising solutions. Our team shipped meaningful model enhancements to our Axon AI recommendation engine, driving better performance for both our advertisers and our business. We continued our initial expansion into onboarding web-based e-commerce advertisers and we remain steadfast in our mission to make profitable growth accessible to every business.
We continue to operate with a small, high-impact team, where growth comes from automation, efficiency, and product excellence rather than headcount. Our compensation decisions, which emphasize equity ownership and long-term value creation, reflect the importance of retaining our most critical talent and encouraging our team to continue to innovate for sustained future growth.
Compensation Philosophy
Because of our lean, highly efficient team, we must attract and retain top-tier leaders—people who thrive in a high-performance environment and can drive long-term value creation for our stockholders. Our compensation approach therefore rewards exceptional long-term outcomes and aligns our executive team with stockholder interests.
We emphasize equity: We believe this fosters an entrepreneurial mindset—one that prioritizes long-term value creation over short-term gains, aligning management with stockholders.
We pay for impact: Maximizing staffing efficiency allows us to provide a high-reward structure for those who deliver outsized impact. We believe the strategic leadership of our executive team is critical to our future growth, and our Compensation Committee regularly evaluates how best to incentivize and retain these key leaders.
We focus on stockholder alignment: Our Compensation Committee regularly evaluates aggregate compensation cost, executive pay, equity burn rate, and dilution. We review against peers and industry disruptors to design pay programs that provide substantial long-term value to stockholders while allowing us to attract, retain, and motivate the best talent.

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Executive Compensation Policies and Practices
We endeavor to maintain compensation policies and practices that are consistent with sound governance standards. We believe it is important to provide competitive compensation packages and a high-quality work environment in order to hire, retain, and incentivize critical talent, particularly given the nature of the market in which we compete for key talent. We believe our executive compensation program being heavily weighted to equity-based compensation, rather than cash compensation, provides attractive and competitive compensation to our executives as well as aligns them with our stockholders. The following policies and practices were in effect during 2025:
•Compensation Committee Driven Executive Compensation Program. Our independent Compensation Committee drives program design, supported by the advice of their independent compensation consultant.
•Peer Data Reviewed. Our Compensation Committee annually assesses our executive compensation program relative to peer companies.
•No Base Salary Increase. We have maintained our base salary cap of $400,000 since before our initial public offering in 2021.
•No Annual Cash Bonuses for Executive Officers. We instead focus on equity as our primary compensation element and evaluate annual performance and impact of our NEOs as part of the decision-making process for equity awards.
•No "Evergreen” Increases for 2026. In October 2025, our Compensation Committee elected to forego the automatic annual increases to the shares reserved for issuance under our 2021 Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”) for 2026 given our low equity burn rate and sizable existing reserves.
•Equity Ownership Guidelines. Our Equity Ownership Guidelines further align the interests of our executive officers and non-employee directors with the interests of our stockholders by requiring executive officers and non-employee directors to accumulate and hold equity with a specified aggregate value. Each of our executive officers meaningfully exceeds the requirements of our Equity Ownership Guidelines. For more information, see the section titled “Board of Directors and Corporate Governance—Other Governance Information—Equity Ownership Guidelines.”
•No “Golden Parachute” Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any tax liability that our executive officers might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).
•Hedging and Pledging Restrictions. Our Insider Trading Policy prohibits members of our Board of Directors and employees, including our executive officers, from hedging or pledging any Company securities; provided, that employees may pledge up to 10% of any Company securities as collateral for a loan with prior approval from a compliance officer in accordance with our Insider Trading Policy. For more information, see the section titled “Board of Directors and Corporate Governance—Other Governance Information—Insider Trading Policy.”
•Compensation Recovery Policy. If we are required to prepare an accounting restatement due to our material noncompliance with financial reporting requirements, our Compensation Recovery Policy requires us to clawback from covered officers applicable incentive-based compensation received by them in excess of what they would have received had their incentive compensation been determined based on the restated amounts. For more information, see the section titled “Board of Directors and Corporate Governance—Other Governance Information—Compensation Recovery Policy.”

AppLovin Corporation	33	2026 Proxy Statement

Our Compensation-Setting Process
For 2025, our Board of Directors and Compensation Committee, in consultation with its independent compensation consultant, reviewed our executive compensation program and related policies and practices. In determining the compensation of our NEOs for 2025, our Compensation Committee considered the Company’s overall strategic business plan and needs with respect to providing incentives for and achieving retention of the talent critical to meeting our strategic business plan, as well as a number of factors including, but not limited to:
•market data and analysis conducted by the Compensation Committee’s independent compensation consultant, Semler Brossy, related to the Company’s existing and proposed compensation program design as compared to compensation structures that include base salary, cash bonuses, equity, and other compensation;
•peer compensation data for each NEO role at the peer group companies described below;
•design recommendations made directly to the Compensation Committee by our independent compensation consultant with respect to our executive and director compensation programs;
•the retentive value, burn rate and stock-based compensation expense impact of our executive compensation programs and awards under such programs, as well as internal pay equity relative to the future impact of such awards on the Company’s business, performance and equity value;
•input from our NEOs on past individual performance and expected future performance of our CEO and other NEOs, although our CEO abstains from discussions with the Compensation Committee and Board of Directors regarding his personal compensation;
•current salary levels and the vesting status of prior equity awards of each NEO and the value of existing vested and unvested equity holdings of each NEO, as well as the time since the last equity grant to each NEO and the criticality of each NEO to our future business success;
•in-year earnings from prior equity awards;
•feedback from our non-employee directors both on the Compensation Committee and our full Board of Directors, during executive sessions and other discussions held without our NEOs;
•the results of our most recent shareholder advisory vote on executive compensation (Say-on-Pay); and
•the Company’s performance and current business context.
The Compensation Committee is responsible for reviewing and approving the compensation for our NEOs other than our CEO. In the case of our CEO, while the Compensation Committee evaluates the CEO’s performance and recommends compensation decisions, final approval of CEO compensation rests with the full Board of Directors, excluding the CEO. This process ensures that compensation decisions for the CEO reflect the input and oversight of all independent members of the Board.
Use of Independent Compensation Consultant
The Compensation Committee has authority to appoint and retain a compensation consultant. The fees for services rendered by the compensation consultant are paid by the Company. For 2025 compensation decisions, our Compensation Committee engaged Semler Brossy as its independent compensation consultant to advise on executive compensation matters including: overall compensation program design, peer group development and updates, and collecting market data to inform our compensation programs for our executives and members of our Board of Directors. We develop our compensation programs after reviewing publicly available compensation data relevant to our business, industry and companies with whom we compete for talent. Semler Brossy advised the Compensation Committee on all of the principal aspects of executive and director compensation for 2025. Semler Brossy attends meetings of the Compensation Committee when requested to do so and reports directly to our Compensation Committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. In addition to attending meetings of the Compensation Committee, Semler Brossy also meets informally with Compensation Committee members upon request. Our Compensation Committee has assessed the independence of Semler Brossy consistent with Nasdaq corporate governance rules and has concluded that Semler Brossy is independent and that the Compensation Committee’s engagement with Semler Brossy does not raise any conflict of interest.

AppLovin Corporation	34	2026 Proxy Statement

Use of a Peer Group
The Compensation Committee approves a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. The peers are reviewed on an annual basis in light of our growth and changes in our industry. We undertake this review with the assistance and recommendations of the Compensation Committee’s independent compensation consultant.
In February 2025, the Compensation Committee approved a peer group for use in making 2025 compensation decisions. Given our continued growth and the limited number of companies with similar business economics, the Compensation Committee’s review focused on larger, more complex technology companies with an AI focus. As a result, the February 2025 peer group reflected a material change from the Company’s previously approved peer group, including the removal of 13 companies with smaller market capitalization and business dynamics and the addition of nine new companies. The Compensation Committee used the following criteria in determining the appropriate peer companies:
•Industry / Sector – publicly-traded technology companies, with a focus on advertising technology companies and companies with an AI focus;
•Revenue – between 0.25x and 4.00x that of AppLovin;
•Market Capitalization – between 0.33x and 3.00x that of AppLovin; and
•Talent Competitors – technology companies with whom we compete for talent.

Adobe Inc.	Oracle Corporation	Shopify Inc.
Cadence Design Systems, Inc.	Palantir Technologies Inc.	Synopsys, Inc.
CrowdStrike Holdings, Inc.	Palo Alto Networks, Inc.	The Trade Desk, Inc.
Datadog, Inc.	Salesforce, Inc.
Intuit Inc.	ServiceNow, Inc.

The Compensation Committee considers competitive compensation data from an annual total compensation study of peer executives at the selected peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. That said, our compensation decisions are not benchmarked to peer companies but are made holistically based on the consideration of many factors, including, but not limited to, individual and Company performance, market data, internal pay equity, experience, and strategic needs.
Compensation Decisions
The Compensation Committee made the following key decisions about NEO compensation in 2025.
•Maintain consistent base salary levels across all NEO roles with no increase; see “Elements of Executive Pay and 2025 Compensation—Base Salary” below.
•Provide one-year, time-vested RSU awards in equal amounts to all executive officers, as set forth under “Elements of Executive Pay and 2025 Compensation—Equity Compensation” below and in the compensation table titled “Grants of Plan-Based Awards in 2025.”
•Continue to deliver all variable pay in the form of equity compensation (i.e., no annual cash bonus program) to align NEO interests with those of our stockholders.
The Compensation Committee approved RSU award amounts for non-CEO NEOs and recommended the RSU award amount for our CEO to the Board of Directors for approval.
The Compensation Committee reviewed external analyses and held several in-depth discussions to align on compensation structures that will continue to support and reward the significant impact of our executive officers and while aligning their incentives with those of our stockholders to promote long-term growth.

AppLovin Corporation	35	2026 Proxy Statement

These discussions were conducted by the Compensation Committee in executive session, with its independent compensation consultant, and (except in regard to CEO pay) with the CEO. No other members of management were present. The Compensation Committee considered the various factors set forth above in “Our Compensation-Setting Process.”
The Compensation Committee and Board of Directors believe their 2025 compensation decisions were appropriate in light of outstanding 2025 Company and NEO performance and the returns delivered to stockholders.
Elements of Executive Pay and 2025 Compensation
Our executive compensation program for 2025 consisted of the following principal compensation elements:
•base salary; and
•long-term incentive compensation in the form of equity incentives.
We are committed to providing appropriate cash and equity incentives to compensate our NEOs in a manner that our Board of Directors and Compensation Committee determine is reasonable and appropriate to hire, incentivize, and retain key talent. We do not utilize an annual cash bonus program for executive officers and instead, our Compensation Committee evaluates annual performance and the impact of our NEOs in determining the size of annual equity awards.
Base Salary
Base salary is a customary, fixed element of compensation intended to retain our NEOs and compensate them for their day-to-day efforts. Base salaries are reviewed periodically, including at the time of a promotion or other change in responsibilities. We believe equity compensation is a more important motivator to our senior executives and therefore the base salaries are generally consistent and capped at $400,000. By limiting base salary amounts, a higher portion of executive pay takes the form of equity awards, aligning executive and stockholder interests.
The following table sets forth the 2025 base salary for each of our NEOs, which were unchanged from 2024:

Name	2025 Base Salary ($)

Adam Foroughi	400,000
Matthew Stumpf	400,000
Vasily Shikin	400,000
Victoria Valenzuela	400,000
Equity Compensation
Annual Equity Grants
Consistent with our compensation objectives, we believe that equity awards align the interests of our executive team and our stockholders, allow us to attract and motivate critical talent in a competitive hiring market, and foster an entrepreneurial culture that drives efficiency. In 2025, our Compensation Committee, together with its independent compensation consultant, engaged in a market review of the total compensation of our named executive officers to consider annual equity awards for our NEOs, taking into account existing vested and unvested equity as well as the fact that we do not have an executive cash bonus program.
In October 2025, the Company issued equally-sized RSU awards, vesting over one year, to each of Messrs. Foroughi, Stumpf, and Shikin and Ms. Valenzuela. This approach created parity amongst the NEOs, given their meaningful existing equity ownership and the wealth creation for Messrs. Foroughi and Shikin, and to a lesser extent, Mr. Stumpf, from the performance-based RSUs (“PSUs”) granted in 2023, which were fully earned in 2024. The award size placed total compensation for Messrs. Foroughi, Shikin, and Stumpf below median peer values. For Ms. Valenzuela, the award size placed her total compensation slightly above the 75th percentile of peer values for Chief Legal Officers,

AppLovin Corporation	36	2026 Proxy Statement

which the Compensation Committee deemed appropriate in light of the expansion of her responsibilities in July 2025 to cover both the legal and people organizations.
We intend to grant annual equity awards in the fall of the year prior to the service year the grant is intended to cover, vesting over four quarterly dates in the subsequent year. These grants are designed to be competitive with comparable roles in the technology sector and reflective of company and individual performance, leadership contribution, and criticality of the role in our Company. We believe this annual grant cycle is appropriate, especially given we do not have an annual cash bonus plan for executive officers, and that rewarding contributions and participation in the form of future awards motivates our leaders to be self-starters and think like Company owners.
We further determined that RSU grants vesting over one year, rather than larger grants intended to vest over multiple years, were appropriate considering the historical volatility of the market price of our Class A common stock because this structure provides us with greater likelihood of delivering the intended value during the period after grant. We believe this structure also promotes our pay for impact compensation philosophy, allowing us to compensate our executives for current performance more consistently than would be possible with multi-year vesting schedules that provide a fixed level of equity subject only to continuous service.
Benefits
The Company’s philosophy is to provide minimal perquisites to our executives. In 2025, the Company continued its historical practice of paying required HSR Filing Fees on behalf of our directors and officers, following approval by the Board or Compensation Committee, where such filings were required due to their existing equity holdings and the vesting of new compensatory awards. In 2025, the Company also paid for comprehensive executive health evaluations covering a variety of advanced screenings and health assessments for Mr. Stumpf and Ms. Valenzuela, which was intended to encourage our executives to engage knowledgeable experts to assist with their health and well-being. The Compensation Committee believes that these perquisites are reasonable and consistent with the Company’s overall compensation program.
Our named executive officers are eligible to participate in the same benefits programs offered to all employees. We maintain a tax-qualified 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis, subject to limitations established by the tax laws. The Company matches 100% of the first 1% of employee contributions and up to 50% on the next 5% of employee contributions, up to a maximum of 3.5% of the employee’s annual income. Our Company match is fully vested as of each contribution date. The 401(k) plan is intended to be qualified under Code Section 401(a) with the 401(k) plan’s related trust intended to be tax exempt under Code Section 501(a). As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our named executive officers are permitted to participate in the same health and welfare plans as other U.S. employees, including medical, dental, and vision plans, as well as our ESPP.

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Other Compensation Information
Accounting Considerations
We take financial reporting implications into consideration in designing compensation plans and arrangements for the members of our executive team, other employees, and members of our Board of Directors. These accounting considerations include the recognition of stock-based compensation expense under ASC Topic 718, which governs the accounting treatment of stock-based compensation awards. Part of our Compensation Committee and Board’s analysis of equity compensation awards is the aggregate financial accounting expense and timing of when that expense would be recognized, both on a stand-alone basis and in connection with other stock-based compensation.
Tax Considerations
We do not provide any of our named executive officers with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Sections 280G, 4999, or 409A. Code Sections 280G and 4999 provide that named executive officers, directors who hold significant stockholder interests, and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not meet the requirements of Code Section 409A.
Under Code Section 162(m), the deductibility of executive compensation is limited to $1 million per year for the CEO and certain of our current and former highly compensated executive officers. While we cannot predict how the deductibility limit may impact our compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. In addition, although we have not adopted a policy regarding tax deductibility of compensation paid to our NEOs, the Board of Directors may consider tax deductibility under Code Section 162(m) as a factor in its compensation decisions.
Disclosure of Option Award Policies and Practices
We have not granted stock options or other similar types of awards as part of our equity compensation programs for our employees since our initial public offering. Under our Director Compensation Policy, the type of equity award to be granted to a non-employee director for such director’s Initial Award, Annual Award, or in lieu of cash compensation to be paid for board service will be elected in advance at the discretion of the non-employee director and may consist entirely of RSUs or non-qualified stock options. We require such elections to be made during an open trading window under our Insider Trading Policy and at a time when such non-employee director does not possess material nonpublic information about us. Such awards are granted automatically on the first trading date on or after an individual becomes a non-employee director or on the date of our annual meeting in accordance with our Director Compensation Policy. Because these grants are automatic, our Board of Directors and Compensation Committee do not take material nonpublic information into account when determining the timing of such awards. These grants apply to non-employee directors only and do not relate to executive compensation. RSUs, PSUs, or other types of equity awards that we grant to directors, officers, and employees do not include an exercise price.
Employment Arrangements
We have entered into employment letters with each of our executive officers. Each of these arrangements was approved by the Compensation Committee or our Board of Directors.
In filling each of our executive positions, our Board of Directors or the Compensation Committee, as applicable, recognized that we would need to develop competitive compensation packages to attract qualified nominees in a dynamic labor market. At the same time, our Board of Directors and the Compensation Committee were sensitive to the need to integrate new executive officers into the executive compensation structure, balancing both competitive and internal equity considerations.
Each of our employment arrangements provides for “at will” employment (meaning that either we or the executive officer may terminate the employment relationship at any time with or without cause) and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, participation in our employee benefit programs, an equity award recommendation, and, in some cases, sign-on bonuses and reimbursement or

AppLovin Corporation	38	2026 Proxy Statement

payment of relocation expenses. These employment arrangements also prohibit the executive officer from engaging directly or indirectly in competition with us during their employment or disclosing our confidential information or business practices.
Our NEOs have also entered into change in control and severance agreements with the Company. These post-employment compensation terms are discussed in “Post-Employment Compensation” below.
Post-Employment Compensation
Each of our NEOs participates in our Executive Change in Control and Severance Plan (the “Executive Severance Plan”), which provides these individuals with certain protection in the event of their termination of employment under specified circumstances, including following a change in control of the Company. Our Executive Severance Plan was developed with input from our independent compensation consultant at the time, Radford (Aon plc), regarding severance practices at comparable companies. The Executive Severance Plan is designed to attract, retain, and reward senior level employees. The Executive Severance Plan generally is in lieu of any other severance payments and benefits to which such key employee may have been entitled to prior to signing their participation agreement.
The payments and benefits provided under our Executive Severance Plan are described in the section titled “Potential Payments on Termination or Change of Control.” Ms. Valenzuela will not receive any severance benefits under the Executive Severance Plan in connection with her retirement; however, in connection with her consulting services, Ms. Valenzuela has entered into a consulting arrangement with the Company pursuant to which she will consult through May 31, 2027 and receive cash compensation of $150,000.
We believe that these protections were necessary to induce these individuals to accept a demanding position with the Company and help retain them. These arrangements provide reasonable compensation to an executive officer if they leave our employ under certain circumstances to facilitate transition to new employment. Further, in some instances, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements help maintain our executive officers continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company. The terms and conditions were approved by our Board of Directors after an analysis of competitive market data provided by our independent compensation consultant.
Compensation Risk Assessment
We have undertaken a risk review of our employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten stockholder value. In our review, we considered numerous factors and design elements that manage and mitigate risk, and based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on the Company.

AppLovin Corporation	39	2026 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2025.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors for fiscal year 2025,
Craig Billings (Chair)
Barbara Messing
Todd Morgenfeld

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Executive Compensation Tables
Summary Compensation Table for Fiscal Year 2025
The amounts below represent the compensation awarded to, earned by, or paid to our named executive officers for the years shown.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Adam Foroughi Chief Executive Officer	2025	400,000	12,558,866	10,135(2)	12,969,001
	2024	400,000	10,788,454	13,644	11,202,098
	2023	400,000	82,949,922	11,756	83,361,678
Matthew Stumpf Chief Financial Officer	2025	400,000	12,558,866	27,324(3)	12,986,191
	2024	400,000	6,983,237	15,184	7,398,421
Vasily Shikin Chief Technology Officer	2025	400,000	12,558,866	437,075(4)	13,395,941
	2024	400,000	5,394,147	120,675	5,914,822
	2023	400,000	67,034,758	13,620	67,448,378
Victoria Valenzuela Chief Administrative & Legal Officer and Corporate Secretary	2025	400,000	12,558,866	57,000(5)	13,015,866
	2024	400,000	5,528,332	15,675	5,944,007
	2023	400,000	10,935,554	13,620	11,349,174
1.Amounts shown do not reflect compensation actually received, and there can be no assurance that these amounts will ever be realized. Instead, the amount shown is the grant date fair value of the awards granted in each year computed in accordance with ASC Topic 718, disregarding forfeiture assumptions. The grant date fair value of the RSU awards was calculated based on the closing price per share of our Class A common stock on the date of grant. The grant date fair value of PSU awards with market conditions that were granted to Messrs. Foroughi, Shikin, and Stumpf in 2023 was determined using the Monte Carlo simulation pricing model. This requires the input of assumptions, including the expected stock volatility, the risk-free interest rate, the expected dividend yield, and the discount for post-vesting restrictions, as applicable. Information regarding the assumptions used to estimate the fair value of such PSU awards is set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2023.
2.The reported amount of all other compensation for Mr. Foroughi consists of amounts in connection with 401(k) Company matching.
3.The reported amount of all other compensation for Mr. Stumpf consists of two components: (i) $15,000 in connection with a comprehensive health evaluation and (ii) $12,324 in connection with 401(k) Company matching.
4.The reported amount of all other compensation for Mr. Shikin consists of two components: (i) $425,000 attributable to the Company’s payment of a required HSR Filing Fee incurred by Mr. Shikin, which payment was approved by the Compensation Committee, and (ii) $12,075 in connection with 401(k) Company matching.
5.The reported amount of all other compensation for Ms. Valenzuela consists of three components: (i) $30,000 attributable to the Company’s payment of a required HSR Filing Fee incurred by Ms. Valenzuela, which payment was approved by the Compensation Committee, (ii) $15,000 in connection with a comprehensive health evaluation, and (iii) $12,000 in connection with 401(k) Company matching.

AppLovin Corporation	41	2026 Proxy Statement

Grants of Plan-Based Awards in 2025
The following table sets forth information relating to plan-based awards that were granted to our named executive officers during the year ended December 31, 2025.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Option Awards(2)

		(#)	($)
Adam Foroughi	10/30/2025	20,236	12,558,866
Matthew Stumpf	10/30/2025	20,236	12,558,866
Vasily Shikin	10/30/2025	20,236	12,558,866
Victoria Valenzuela	10/30/2025	20,236	12,558,866
1.The amounts shown reflect RSUs granted to the NEOs under the 2021 Plan. Subject to the NEO's continued role as a service provider to us, 1/4th of the total RSUs vested on February 20, 2026 and 1/4th of the total RSUs shall vest quarterly thereafter.
2.Amounts reported represent the grant date fair value of RSUs calculated in accordance with ASC Topic 718. The grant date fair value of RSU awards was calculated based on the closing price per share of our Class A common stock on the date of grant.

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Outstanding Equity Awards at 2025 Year-End
The following table sets forth information relating to outstanding equity awards held by our named executive officers as of December 31, 2025.

Name	Grant Date	Option Awards				Stock Awards
		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market value of Shares or Units of Stock that have not vested ($)(2)

Adam Foroughi	10/30/2025	—	—	—	—	20,236(3)	13,635,422
Matthew Stumpf	08/17/2022	—	—	—	—	1,437(4)	968,279
	10/30/2025	—	—	—	—	20,236(3)	13,635,422
Vasily Shikin	12/16/2019	560,400(5)	—	5.05	12/15/2029	—	—
	10/30/2025	—	—	—	—	20,236(3)	13,635,422
Victoria Valenzuela	10/30/2025	—	—	—	—	20,236(3)	13,635,422
1.This column represents the option exercise price per share of our Class A common stock on the grant date, as determined by our Board of Directors.
2.The closing price of our Class A common stock on December 31, 2025 was $673.82.
3.These shares are subject to an RSU for which the vesting conditions are satisfied, subject to the NEO’s continued role as a service provider to us, as to 1/4th of the total shares on February 20, 2026 with 1/4th of the total shares vesting quarterly thereafter.
4.These shares are subject to an RSU for which the vesting conditions are satisfied, subject to Mr. Stumpf’s continued role as a service provider to us, as to 1/16th of the total shares on August 20, 2022 with 1/16th of the total shares vesting quarterly thereafter.
5.This option is fully vested.

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Option Exercises and Stock Vested in 2025
The following table shows the stock awards vested, and value realized upon vesting, by our named executive officers during fiscal 2025.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Adam Foroughi	67,805	29,601,301
Matthew Stumpf	56,058	24,473,042
Vasily Shikin	158,902	69,371,240
Victoria Valenzuela	57,207	24,974,670
1.    Values are based on the market price of our Class A common stock on the vesting date, multiplied by the number of shares vested.

AppLovin Corporation	44	2026 Proxy Statement

Potential Payments on Termination or Change in Control
Change in Control and Severance Agreements
In March 2021, our Board of Directors adopted our Executive Severance Plan pursuant to which our executive officers and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Executive Severance Plan. This Executive Severance Plan was developed with input from our independent compensation consultant at the time, Radford (Aon plc), regarding severance practices at comparable companies. The Executive Severance Plan is designed to attract, retain, and reward senior level employees. The Executive Severance Plan generally is in lieu of any other severance payments and benefits to which such key employee was entitled prior to signing the participation agreement, except as specifically provided under that employee’s participation agreement under the Executive Severance Plan.
Our Board of Directors has designated each of our executive officers as a participant under our Executive Severance Plan eligible for the rights to the applicable payments and benefits described below.
In the event of a “termination” of the employment of a named executive officer by us for a reason other than “cause” or the named executive officer’s death or “disability” (as such terms are defined in our Executive Severance Plan), that occurs outside the change in control period (as described below), the named executive officer will be entitled to the following payments and benefits:
•a lump sum payment equal to 12 months of the named executive officer’s annual base salary, or 18 months in the case of Mr. Foroughi; and
•reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended (“COBRA”) for a period of 12 months, or 18 months in the case of Mr. Foroughi.
In the event of a “termination” of the employment by us for a reason other than “cause” or the named executive officer’s death or “disability” or by the named executive officer for “good reason” (as such terms are defined in our Executive Severance Plan), in either case, occurring within a period beginning 3 months prior to and ending 12 months following a “change in control” (as defined in our Executive Severance Plan) (such period, the change in control period), the named executive officer will be entitled to the following payments and benefits:
•a lump sum payment equal to 18 months of the named executive officer’s annual base salary, or 24 months in the case of Mr. Foroughi;
•reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under COBRA for a period of 18 months, 24 months in the case of Mr. Foroughi; and
•100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s).
The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment, as well as compliance with certain non-disparagement provisions and continued compliance with any confidentiality, proprietary information, and inventions agreement applicable to the named executive officer.
If any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. Except as discussed above, the Executive Severance Plan does not require us to provide any tax gross-up payments to the named executive officers.

AppLovin Corporation	45	2026 Proxy Statement

Amount of Payments Upon Termination at 2025 Year-End
The following tables sets forth the potential payments that would have been provided to each of our named executive officers under each of the circumstances specified below if his or her employment with us was terminated for a reason other than “cause” or due to death or “disability” (as each is defined in the Executive Severance Plan) during fiscal year 2025. Neither Mr. Shikin nor Ms. Valenzuela will receive the benefits set forth below in connection with their transitions from their executive officer positions. For a discussion of Ms. Valenzuela’s post-employment consulting arrangement, see the section titled “Compensation Discussion and Analysis—Post-Employment Compensation.”

	Termination Outside of Change in Control Period ($)
Name	Annual Base Salary(1)	COBRA Premiums(2)	Acceleration of Vesting of Equity Awards	Total

Adam Foroughi	600,000	59,020	—	659,020
Matthew Stumpf	400,000	40,125	—	440,125
Vasily Shikin	400,000	30,202	—	430,202
Victoria Valenzuela	400,000	39,347	—	439,347
1.Based on a lump sum payment equal to 12 months of the named executive officer’s annual base salary, or 18 months in the case of Mr. Foroughi.
2.Based on a reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under COBRA for a period of 12 months, or 18 months in the case of Mr. Foroughi. Amounts in the table are based on estimated premium cost of continued health coverage under COBRA for the 12 or 18 months beginning January 2026.

	Termination within Change in Control Period ($)
Name	Annual Base Salary(1)	COBRA Premiums(2)	Acceleration of Vesting of Equity Awards(3)	Total

Adam Foroughi	800,000	78,694	13,635,422	14,514,115
Matthew Stumpf	600,000	60,188	14,603,701	15,263,888
Vasily Shikin	600,000	45,304	13,635,422	14,280,725
Victoria Valenzuela	600,000	59,020	13,635,422	14,294,442
1.Based on a lump sum payment equal to 18 months of the named executive officer’s annual base salary, or 24 months in the case of Mr. Foroughi.
2.Based on a reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under COBRA for a period of 18 months, 24 months in the case of Mr. Foroughi. Amounts in the table are based on estimated premium cost of continued health coverage under COBRA for the 18 or 24 months beginning January 2026.
3.Based on 100% accelerated vesting of all outstanding equity awards.

AppLovin Corporation	46	2026 Proxy Statement

Pay Versus Performance
Under rules adopted pursuant to the Dodd-Frank Act (“PvP Rules”), we are required to disclose certain information about the relationship between the “compensation actually paid” to our named executive officers and certain measures of the Company’s performance. The material that follows is provided in compliance with the PvP Rules. Because equity is a primary component of our executive compensation program, the “compensation actually paid” as set forth below is heavily influenced by changes in our stock price throughout the year. For example, the “compensation actually paid” in each of 2023 and 2024 was impacted by certain grants of PSUs in 2023 that fully vested based on stock price appreciation achieved during 2023 and 2024. We did not grant additional PSUs to our executive officers in 2024 or 2025. Additional information regarding our compensation philosophy, the structure of our compensation program, and compensation decisions made this year is described above in the section titled “Compensation Discussion and Analysis”.
In 2025, we did not use any financial performance measures to link “compensation actually paid” to the Company’s performance in a manner that can act as a “Company-Selected Measure” under the relevant PvP Rules. As such, we do not have a “Company-Selected Measure.” We therefore do not provide a tabular list of such performance measures.
The following table provides information regarding “compensation actually paid” to our principal executive officer (“PEO”), and other named executive officers (“non-PEO NEOs”) for each year from 2021 to 2025, compared to our total shareholder return (“TSR”) and an index of peer companies from April 15, 2021 through the end of each such year and our net income for each such year. April 15, 2021 is the first day our Class A common stock began trading on the Nasdaq Global Select Market.

Year (a)	Summary Compensation Table Total for PEO (b)(1)(2)	Compensation Actually Paid to PEO (c)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs (d)(1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M) (h)(6)
					Total Shareholder Return (f)(4)	S&P 500 Information Technology Index Total Shareholder Return (g)(5)

2025	$12,969,001	$21,689,564	$13,132,666	$24,604,570	$1,033.47	$234.47	$3,334
2024	$11,202,098	$385,953,293	$4,924,980	$124,761,691	$496.67	$189.02	$1,580
2023	$83,361,678	$286,889,079	$22,760,940	$79,920,602	$61.12	$138.37	$357
2022	$104,355	$104,355	$411,799	$(74,612,715)	$16.15	$87.66	$(193)
2021	$104,346	$104,346	$14,359,442	$46,809,649	$144.57	$122.08	$35
1.NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	Adam Foroughi	Matthew Stumpf, Vasily Shikin, Victoria Valenzuela
2024	Adam Foroughi	Matthew Stumpf, Katie Jansen, Vasily Shikin, Victoria Valenzuela
2023	Adam Foroughi	Herald Chen, Katie Jansen, Vasily Shikin, Victoria Valenzuela
2022	Adam Foroughi	Herald Chen, Katie Jansen, Vasily Shikin, Victoria Valenzuela
2021	Adam Foroughi	Herald Chen, Katie Jansen, Vasily Shikin, Victoria Valenzuela
2.This figure is the total compensation paid to our PEO and non-PEOs, as applicable, in each listed year as shown in our Summary Compensation Table for such listed year.
3.This figure is the “compensation actually paid” for our PEO and non-PEO NEOs in each listed year. “Compensation actually paid” does not mean that our PEO and non-PEO NEOs were actually paid those amounts in the listed year or will ever be paid these amounts, but this is a

AppLovin Corporation	47	2026 Proxy Statement

dollar amount derived by starting with the Summary Compensation Table total compensation and then applying certain adjustments pursuant to the PvP Rules. To calculate “compensation actually paid” for 2025, the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table:

	2025
	PEO	Average For Non-PEO NEOs
	($)	($)

Summary Compensation Table Total	$12,969,001	$13,132,666
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(a)	$12,558,866	$12,558,866
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(a)	$13,635,422	$13,635,422
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(a)	$—	$167,645
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(a)	$7,644,008	$10,227,704
Compensation Actually Paid	$21,689,564	$24,604,570
a.For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.
4.TSR is calculated by assuming that a $100 investment was made based on the closing stock price on the Company’s initial public offering date of April 15, 2021 (the “IPO Date”) and reinvesting all dividends until the last day of each reported fiscal year.
5.The peer group used is the S&P 500 Information Technology Index, as used in our stock performance graph in our Annual Report on Form 10-K. TSR is calculated by assuming that a $100 investment was made based on the closing stock price on the IPO Date and reinvesting all dividends until the last day of each reported fiscal year.
6.The dollar amounts represent the Company’s net income as reported in our audited financial statements for the applicable year.

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Description of Relationships Between “Compensation Actually Paid” and Performance
The following graphs illustrate the relationship during 2021 to 2025 of the “compensation actually paid” to our PEO and the average “compensation actually paid” to our non-PEO NEOs to the TSR of our company, the TSR of S&P 500 Information Technology Index, and our net income calculated under GAAP.
“Compensation Actually Paid” Versus AppLovin TSR Versus Peer Group TSR

Compensation Actually Paid vs. AppLovin TSR vs Peer Group TSR
Compensation Actually Paid
TSR
$400M
$350M
$300M
$250M
$200M
$150M
$100M
$50M
$0M
($50M)
($100M)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
2021
2022
2023
2024
2025
100
$104,346
$46,809,649
$145
$122
$104,355
$88
$16
($74,612,715)
$286,889,079
$79,920,602
$138
$61
$385,953,293
$497
$124,761,691
$189
$1,033
$234
$21,689,564
$24,604,570
PEO Compensation Actually Paid
Non-PEO NEO Avg. Compensation Actually Paid
AppLovin TSR
Peer Group TSR

“Compensation Actually Paid” Versus Net Income

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income
$400M
$350M
$300M
$250M
$200M
$150M
$100M
$50M
$0M
($50M)
($100M)
$3,000M
$2,000M
$1,000M
$0M
($1,000M)
$104,346
$46,809,649
$35
$104,355
($193)
($74,612,715)
$286,889,079
$79,920,602
$357
$385,953,293
$124,761,691
$1,580
$21,689,564
$24,604,570
$3,334
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Non-PEO NEO Avg. Compensation Actually Paid
Net Income

AppLovin Corporation	49	2026 Proxy Statement

CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the annual total compensation paid to our median paid employee, as well as the ratio of the annual total compensation paid to our CEO as compared to the median employee. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.
Measurement Date and Population Considered
We identified the median employee using our employee population on December 31, 2025. As of December 31, 2025, we had a total of 898 employees, comprised of 876 full-time and 22 part-time/intern employees, located in 15 countries.
Consistently Applied Compensation Measure
Under the applicable rules, we were required to identify the median employee by use of a “consistently applied compensation measure.” We chose a consistently applied compensation measure that closely approximates the annual total direct compensation of our employees. Specifically, we identified the median employee by looking at annual base pay only. We converted earnings paid in local currency to U.S. dollars by applying the exchange rate applicable on December 31, 2025. We have annualized the compensation paid to partial-year employees and employees on an unpaid leave of absence, as permitted by applicable SEC regulations. In addition, we did not utilize any cost-of-living adjustment as permitted by applicable SEC regulations.
Pay Ratio
Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of paragraph (c)(2)(x) of Regulation S-K Item 402. Our median employee’s annual total compensation was $133,808. Our CEO’s annual total compensation as reported in the Summary Compensation Table was $12,969,001. Therefore, our CEO to median employee pay ratio is 97:1.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

AppLovin Corporation	50	2026 Proxy Statement

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders(1)	2,534,802	6.10(2)	108,497,897(3)
1.Includes the 2011 Plan, the 2021 Plan, the ESPP and the 2021 Partner Studio Incentive Plan (“2021 Partner Plan”). The 2011 Plan was terminated for purposes of new grants effective April 2021.
2.RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
3.As of December 31, 2025, an aggregate of 108,497,897 shares of our Class A common stock were available for issuance under the 2021 Plan, the 2021 Partner Plan, and the ESPP. The 2021 Plan provides that on the first day of each year beginning on January 1, 2022, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 39,000,000 shares, (ii) 5% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board of Directors may determine. The ESPP provides that on the first day of each year beginning January 1, 2022, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 7,800,000 shares, (ii) 1% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board of Directors may determine. We did not utilize these automatic increases to the 2021 Plan or the ESPP for 2026. For additional information, see the section titled “Compensation Discussion and Analysis—Executive Compensation Policies and Practices.”

AppLovin Corporation	51	2026 Proxy Statement

PROPOSAL NO. 4
Amendment to Amended and Restated Certificate of Incorporation to Provide for Officer Exculpation as Permitted by Delaware Law
Proposed Amendment
In 2022, the State of Delaware, where AppLovin is incorporated, amended Section 102(b)(7) of the Delaware General Corporation Law to permit Delaware corporations to exculpate certain of their officers, enabling companies to eliminate the monetary liability of these officers in limited circumstances, similar to the protection already afforded to directors under Delaware law and our amended and restated certificate of incorporation (our “Certificate of Incorporation”). At the Annual Meeting, we are seeking stockholder approval of an amendment to Article IX of our Certificate of Incorporation to extend exculpation to AppLovin’s officers to the fullest extent permitted by Delaware law (the “Proposed Amendment”). Delaware law presently exculpates officers from monetary liability in connection with direct claims brought by stockholders, including class actions, but does not eliminate or limit the liability of officers with respect to:
•claims brought by or in the right of AppLovin (i.e., derivative actions);
•any breach of the officer’s duty of loyalty to AppLovin or its stockholders;
•acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•any transaction from which the officer derived an improper personal benefit.
Under amended Section 102(b)(7), the only officers who would benefit from the exculpation provided by the Proposed Amendment are (i) our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer, (ii) “named executive officers” identified in our SEC filings, and (iii) other individuals who have agreed to be identified as our officers.
Reasons for the Proposed Amendment
Our Nominating and Corporate Governance Committee and Board as a whole regularly review corporate governance best practices, including changes in applicable law, to assess AppLovin’s governance framework and whether changes may benefit the company and its stockholders. This review includes, as applicable, an assessment of changes in market practices and how such changes may impact AppLovin’s ability to attract and retain critical talent.
The Board believes the Proposed Amendment is important to better position AppLovin to continue to attract and retain qualified and experienced officers. Because officers often need to make decisions on crucial and time-sensitive matters, the position can create substantial risk of lawsuits that seek to impose liability with the benefit of hindsight, regardless of their merit. As a result, absent the Proposed Amendment, critical talent may be deterred from serving as an officer due to this exposure to personal liability and the risk of incurring substantial expenses to defend lawsuits. Our Board also considered the extent of exculpation provided under the Proposed Amendment, which is consistent with Delaware law, and believes that it is reasonable and does not unduly impact stockholder rights. Our Board believes the Proposed Amendment appropriately balances stockholders’ interest in accountability with AppLovin’s interest in attracting and retaining critical talent and limiting officers’ exposure to the distraction and expense of potentially frivolous litigation.

AppLovin Corporation	52	2026 Proxy Statement

The Proposed Amendment also substantially aligns the protections for our officers with those already afforded to our directors, which our Board believes is appropriate given the similar fiduciary duties of officers and directors, and will continue to empower officers to exercise their business judgment and advance stockholder interests. Our Certificate of Incorporation currently provides that if the Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by law, as so amended. Our Certificate of Incorporation also provides that no amendment, repeal, or elimination of Article IX or adoption of a provision in our Certificate of Incorporation inconsistent with Article IX will eliminate, reduce, or otherwise adversely affect any limitation on the personal liability of a director existing at the time of such amendment, repeal, elimination, or adoption. The Proposed Amendment extends each of these provisions to officers as well, consistent with their applicability to directors.
Board of Directors Approval
After assessing the specific officers who would be exculpated, the limited circumstances in which exculpation would apply, and the benefits to AppLovin and its stockholders, our Board, following recommendation from our Nominating and Corporate Governance Committee, has declared the Proposed Amendment to be advisable and determined that the Proposed Amendment is in the best interests of AppLovin and our stockholders. Our Board has approved and adopted the Proposed Amendment subject to stockholders’ approval.
In accordance with Delaware law, our Board may elect to abandon the Proposed Amendment without further action by our stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment relating to the Proposed Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval at the Annual Meeting.
Accordingly, we ask our stockholders to vote on the following resolution:
“RESOLVED, that the stockholders approve an amendment to the Company’s amended and restated certificate of incorporation to amend and restate Article IX in its entirety, to read as follows:
ARTICLE IX
To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
No amendment, repeal, or elimination of this Article IX, or adoption of any provision of this Amended and Restated Certificate inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal, or elimination or adoption of such an inconsistent provision.
Vote Required
The amendment to our amended and restated certificate of incorporation to provide for officer exculpation as permitted by Delaware law requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes will have the effect of a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION AS PERMITTED BY DELAWARE LAW.

AppLovin Corporation	53	2026 Proxy Statement

PROPOSAL NO. 5
Stockholder Proposal Regarding Disclosure of Voting Results by Class of Shares
The following proposal was submitted by a stockholder pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and is required to be voted on at the Annual Meeting only if not withdrawn and properly presented.
The Connecticut Retirement Plans and Trust Funds (“CRPTF”) has given notice of its intention to present the proposal below at the Annual Meeting and have represented that, as of the date of the proposal submission, the CRPTF had continuously held shares of our Class A common stock with a market value of at least $25,000 for at least one year and intends to continue to hold at least $25,000 of such securities through the date of the Annual Meeting. The address of the CRPTF is 165 Capitol Avenue, Hartford, Connecticut 06106.
The text of the stockholder proposal and supporting statement below appears exactly as received from the proponent. We are not responsible for any statements contained in the stockholder proposal or supporting statement - all such statements are the sole responsibility of the proponent.
Our Board opposes adoption of this proposal and asks stockholders to review our opposition statement, which follows the CRPTF’s proposal and supporting statement.
Proposal and Supporting Statement by the CRPTF
DISCLOSURE OF VOTING RESULTS BY CLASS OF SHARES
RESOLVED: Shareholders request that AppLovin Corporation (the “Company”) disclose the voting results on matters subject to a shareholder vote according to the class of shares, namely those shares carrying one voting right and those carrying multiple voting rights, effective beginning at the Company’s 2027 annual meeting of shareholders.
SUPPORTING STATEMENT
The Company maintains a multi-class structure for its common stock. Its Class B common stock has 20 votes per share, Class A common stock has one vote per share, Class C has no votes per share.
Currently, voting results are disclosed by the Company without any distinction by share class. We believe it is important for those results to be disclosed separately by share class to determine whether the concerns of each type of shareholder are aligned.
Due to the Company's multi-series share structure, a small minority of shareholders control a majority of the voting rights. As the Company notes in its 10-K, “The multi-class structure of our common stock and the Voting Agreement among the Voting Agreement Parties have the effect of concentrating voting power with the Voting Agreement Parties, which will limit your ability to influence the outcome of matters submitted to our stockholders for approval, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions..”[1]
Given that Class B stockholders can disproportionately impact voting decisions that do not reflect the desires of the majority of shareholders, it would benefit the majority of the Company's shareholders to clearly see when this has occurred.
[1] https://www.sec.gov/ix?doc=/Archives/edgar/data/0001751008/000175100825000018/app-20241231.htm

AppLovin Corporation	54	2026 Proxy Statement

The disaggregation of voting results by share class would enable Class A shareholders to better monitor how responsive the Company is to issues that a majority of independent shareholders support and would promote a more transparent understanding between the two classes of shareholders.
Some U.S. companies have chosen to provide their investors with vote results by share class as a governance best practice, as requested by this proposal.[2]
Finally, disclosure of voting results by share class is not an onerous obligation and would not place undue burden on the Company.
Recommendation of Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.
Our existing disclosures already provide information regarding the multi-class structure of our common stock, the voting rights of our Class B stockholders, and the ownership of our securities.
Our existing filings with the SEC include disclosures regarding the multi-class structure of our common stock, the security ownership of certain beneficial owners and management, and the number of shares of our Class A and Class B common stock outstanding and entitled to vote at our annual meeting of stockholders. As we have disclosed since our initial public offering, our Class A common stock has one vote per share, our Class B common stock has 20 votes per share, and our Class C common stock (none of which is outstanding) has no voting rights except as otherwise required by law. We have also disclosed that Adam Foroughi, our CEO and co-founder, and Herald Chen, a member of our Board of Directors, together and collectively with certain of their affiliates, hold all of the issued and outstanding shares of our Class B common stock.
We have also disclosed that Messrs. Foroughi, and Chen, together with their affiliates, have entered into a voting agreement (the "Voting Agreement") whereby all shares of our common stock held by the parties to the Voting Agreement will be voted as determined by Mr. Foroughi and Mr. Chen. As a result, Mr. Foroughi and Mr. Chen collectively can determine or significantly influence any action requiring the approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction.
We have also disclosed information regarding the security ownership of certain beneficial owners and management, including the number of shares of our Class B common stock and the amount and percentage of our Class B common stock beneficially owned by each of our directors and officers and by the parties to the Voting Agreement collectively. Further, to provide additional transparency and context for the voting results, in 2025, we disclosed the number of shares of our Class A and Class B common stock entitled to vote on the record date for the annual meeting of stockholders in our Current Report on Form 8-K disclosing the voting results. Accordingly, we believe that our stockholders have sufficient information through our existing disclosures to make informed evaluations regarding our voting results.
Our Board of Directors remains committed to strong corporate governance practices benefitting all stockholders.
We believe strong governance is consistent with our culture of transparency and accountability and leads to better decision-making and long-term success. While we are considered a “controlled company” under Nasdaq’s corporate governance rules as a result of our multi-class common stock structure and the Voting Agreement, we do not currently avail ourselves of any of the exemptions afforded to a controlled company.
Instead, we maintain the following governance practices:
•a majority of the members of our Board of Directors are independent;
[2] https://www.sec.gov/ix?doc=/Archives/edgar/data/0001050606/000119312523149534/d650502d8k.htm; https://www.sec.gov/ix?doc=/Archives/edgar/data/1649744/000119312525133351/d93898d8k.htm

AppLovin Corporation	55	2026 Proxy Statement

•all members of our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are independent;
•we have an independent Chairperson to help maintain a strong, independent, and active board, and previously utilized a lead independent director role;
•our independent directors meet regularly in executive sessions—without non-independent directors or management present—following Board of Directors and committee meetings; and
•we conduct annual performance evaluations of the Board and all Board committees.
In addition, we believe the requested disclosure is rarely provided by other companies with a dual-class or multi-class structure of common stock.
For the foregoing reasons, our Board of Directors believes the requested disclosure is unnecessary, would increase the burden on our reporting, and would not add meaningful value for our stockholders.
Vote Required
The approval of this proposal, if properly presented at the Annual Meeting, requires the affirmative “For” vote of at least a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

AppLovin Corporation	56	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2026 for:
•each of our named executive officers;
•each of our directors;
•all of our current directors and executive officers as a group; and
•each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 306,086,916 shares of our Class A common stock, 30,207,521 shares of our Class B common stock, and no shares of our Class C common stock outstanding as of March 31, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2026 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o AppLovin Corporation, 1100 Page Mill Road, Palo Alto, California 94304. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

AppLovin Corporation	57	2026 Proxy Statement

	Amount and Nature of Beneficial Ownership				Percent of Total Voting Power (%)
	Class A Shares		Class B Shares
Name of Beneficial Owner	(#)	%	(#)%

Named Executive Officers and Directors:
Adam Foroughi(1)	2,420,296	*	27,936,907	92.5	61.6
Matthew Stumpf(2)	178,681	*	—	—	*
Vasily Shikin(3)	3,805,555	1.2	—	—	*
Victoria Valenzuela(4)	256,529	*	—	—	*
Craig Billings(5)	7,174	*	—	—	*
Herald Chen(6)	446,209	*	697,668	2.3	1.6
Margaret Georgiadis(7)	189,965	*	—	—	*
Alyssa Harvey Dawson	2,059	*	—	—	*
Barbara Messing(8)	7,162	*	—	—	*
Todd Morgenfeld(9)	12,234	*	—	—	*
Eduardo Vivas(10)	6,963,289	2.3	—	—	*
Maynard Webb(11)	148,331	*	—	—	*
All current directors and executive officers as a group (12 persons)(12)	14,437,484	4.7	28,634,575	93.8	64.0
Shares subject to the Voting Agreement(13)	2,866,505	*	30,537,722	100	66.9
Greater than 5% stockholders
The Vanguard Group(14)	24,954,427	8.2	—	—	2.7
BlackRock, Inc.(15)	21,386,458	7.0	—	—	2.3
Angel Pride Holdings Limited(16)	17,244,541	5.6	—	—	1.9
*Represents beneficial ownership or voting power of less than 1%.
1.Consists of (i) 2,415,237 shares of Class A common stock held by Mr. Foroughi, (ii) 27,936,907 shares of Class B common stock held by Mr. Foroughi, and (iii) 5,059 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026. Mr. Foroughi is party to the Voting Agreement, pursuant to which all common stock held by the Voting Agreement Parties and their respective permitted entities and permitted transferees will be voted as determined by Mr. Foroughi and Mr. Chen.
2.Consists of (i) 172,903 shares of Class A common stock held by Mr. Stumpf and (ii) 5,778 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
3.Consists of (i) 3,240,096 shares of Class A common stock held by Mr. Shikin, (ii) 560,400 shares of Class A common stock subject to stock options held by Mr. Shikin that are exercisable within 60 days of March 31, 2026, and (iii) 5,059 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
4.Consists of (i) 251,470 shares of Class A common stock held by Ms. Valenzuela and (ii) 5,059 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
5.Consists of (i) 2,987 shares of Class A common stock held by Mr. Billings and (ii) 4,187 shares of Class A common stock subject to stock options held by Mr. Billings that are exercisable within 60 days of March 31, 2026.
6.Consists of (i) 206,209 shares of Class A common stock held by Mr. Chen, (ii) 140,000 shares of Class A common stock held by The Chen Family 2012 Irrevocable Trust, Herald Y. & Mei K. Chen as Trustees, for which Mr. Chen and his spouse serve as trustees, (iii) 100,000 shares of Class A common stock held by The Herald Chen 2026 GRAT, for which Mr. Chen serves as trustee, (iv) 100,000 shares of Class A common stock held by The Mei Chen 2026 GRAT, for which Mr. Chen’s spouse serves as trustee, (v) 367,467 shares of Class B common stock held by Mr. Chen, and (vi) 330,201 shares of Class A common stock subject to stock options held by Mr. Chen that are exercisable within 60 days of March 31, 2026 (which may be exchanged for shares of Class B common stock, and are reported in the table above as such, pursuant to the Equity Exchange Right Agreement). Mr. Chen is party to the Voting Agreement, pursuant to which all common stock held by the Voting Agreement Parties and their respective permitted entities and permitted transferees will be voted as determined by Mr. Foroughi and Mr. Chen.
7.Consists of (i) 35,465 shares of Class A common stock held by Ms. Georgiadis and (ii) 154,500 shares of Class A common stock held by Blue Sage Partners, LLC, for which Ms. Georgiadis and her spouse share voting and dispositive power.
8.Consists of (i) 6,593 shares of Class A common stock held by Ms. Messing and (ii) 569 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.

AppLovin Corporation	58	2026 Proxy Statement

9.Consists of (i) 11,402 shares of Class A common stock held by Mr. Morgenfeld and (ii) 832 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
10.Consists of (i) 6,947,752.249 shares of Class A common stock held by Mr. Vivas and (ii) 15,537 shares of Class A common stock subject to stock options held by Mr. Vivas that are exercisable within 60 days of March 31, 2026. 550,000 of the shares of Class A common stock held by Mr. Vivas are pledged to an unaffiliated third-party buyer to secure certain obligations under a prepaid variable forward sale contract that is scheduled to settle in May 2027, as described in a Form 4 filed by Mr. Vivas on May 14, 2025. Mr. Vivas retains beneficial ownership with respect to the pledged shares.
11.Consists of (i) 663 shares of Class A common stock held by Mr. Webb, (ii) 147,516 shares of Class A common stock held by Webb Investment Network LLC, for which Mr. Webb and his spouse share voting and dispositive power, and (iii) 152 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026.
12.Consists of (i) 13,834,852.249 shares of Class A common stock held by our executive officers and directors, (ii) 28,304,374 shares of Class B common stock held by our executive officers and directors (iii) 580,124 shares of Class A common stock subject to stock options held by our executive officers and directors that are exercisable within 60 days of March 31, 2026, (iv) 22,508 shares of Class A common stock subject to RSUs held by our executive officers and directors that are scheduled to vest within 60 days of March 31, 2026, and (v) 330,201 shares of Class A common stock subject to stock options held by Mr. Chen that are exercisable within 60 days of March 31, 2026 (which may be exchanged for shares of Class B common stock, and are reported in the table above as such, pursuant to the Equity Exchange Right Agreement).
13.Consists of (i) 2,861,446 shares of Class A common stock held by the Voting Agreement Parties, (ii) 28,304,374 shares of Class B common stock held by the Voting Agreement Parties, (iii) 5,059 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of March 31, 2026, and (iv) 330,201 shares of Class A common stock subject to stock options held by Mr. Chen that are exercisable within 60 days of March 31, 2026 (which may be exchanged for shares of Class B common stock, and are reported in the table above as such, pursuant to the Equity Exchange Right Agreement).
14.Based solely on a Schedule 13G/A filed with the SEC on October 30, 2025, reporting shared voting power with respect to 1,588,132 shares of Class A common stock, sole dispositive power with respect to 22,442,453 shares of Class A common stock and shared dispositive power with respect to 2,511,974 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355. The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).
15.Based solely on a Schedule 13G filed with the SEC on October 17, 2025, reporting sole voting power with respect to 19,805,558 shares of Class A common stock and sole dispositive power with respect to 21,386,458 shares of Class A common stock. The address for BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.
16.Based solely on a Schedule 13G/A filed with the SEC on January 30, 2025, reporting shared voting power and shared dispositive power with respect to 17,244,541 shares of Class A common stock by Angel Pride Holdings Limited (“Angel Pride”) and Prominence Trust Limited (“Prominence Trust”). These shares are held of record by Angel Pride, of which Prominence Trust is the sole shareholder. Prominence Trust may be deemed to share beneficial ownership over such shares. The principal business address for Angel Pride is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The principal business address for Prominence Trust is 18/F, Three Exchange Square 8 Connaught Road, Central, Hong Kong.

AppLovin Corporation	59	2026 Proxy Statement

Certain Relationships, Related Party, and Other Transactions
Policies and Procedures for Related Person Transactions
Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of our voting securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our Audit Committee charter provides that our Audit Committee shall review and approve all related party transactions.
Under this policy, our Audit Committee will review the material facts of all related party transactions and either approve, ratify, or disapprove of the entry into the transaction. In determining whether to approve or ratify any such proposal, our Audit Committee will take into account, among other factors it deems appropriate, whether the transaction would affect the independence of any director, any conflict of interest with any of our executive officers, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party, and the extent of the related person’s interest in the transaction. The policy grants standing pre-approval of certain transactions, including (i) executive compensation governed by our standard compensation and benefits policies, (ii) director compensation arrangements governed by our standard director compensation policies, (iii) transactions with another company at which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% equity interest of that company, (iv) charitable contributions, grants, or endowments by us to a charitable organization, foundation, or university where the related person’s only relationship is as an employee (other than an executive officer), or director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts, (v) any transaction available to all U.S. employees generally, (vi) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (vii) other transactions where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K.
Related Person Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a participant or will be a participant, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an Investor Rights Agreement, pursuant to which Adam Foroughi, our CEO and Co-Founder, and an entity affiliated with him have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Equity Exchange Right Agreement
In connection with our initial public offering, we entered into an Equity Exchange Right Agreement with Herald Chen, pursuant to which Mr. Chen has a right (but not an obligation), to require us to exchange any shares of our Class A common stock received upon the exercise of options to purchase shares of Class A common stock for an equivalent number of shares of our Class B common stock. This Equity Exchange Right Agreement applies only to equity awards granted to Mr. Chen prior to the effectiveness of the filing of our amended and restated certificate of incorporation in

AppLovin Corporation	60	2026 Proxy Statement

connection with our initial public offering. The Equity Exchange Right Agreement originally covered options to purchase 2,280,201 shares of our Class A common stock, of which 330,201 remain unexercised as of March 31, 2026.
Other Transactions
Rafael Vivas, the brother of Eduardo Vivas, is an AppLovin employee. In 2025, Rafael Vivas received an annual salary of $400,000 and an award of RSUs covering 4,856 shares of our Class A common stock, and his salary remains the same for 2026. He also receives benefits consistent with other employees serving in similar roles.
Other than as described above, since January 1, 2025, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

AppLovin Corporation	61	2026 Proxy Statement

Fiscal Year 2025 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.applovin.com and are available from the SEC on its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to AppLovin Corporation, Attention: Corporate Secretary, 1100 Page Mill Road, Palo Alto, California 94304.

AppLovin Corporation	62	2026 Proxy Statement

Questions and Answers Regarding This Proxy Statement and the Annual Meeting
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
What matters am I voting on?
You are being asked to vote on:
•the election of nine (9) directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
•a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•a proposal to approve, on an advisory basis, the compensation of our named executive officers;
•a proposal to approve an amendment to our amended and restated certificate of incorporation to provide for officer exculpation as permitted by Delaware law;
•a stockholder proposal regarding disclosure of voting results by class of shares, if properly presented at the Annual Meeting; and
•any other business as may properly come before the Annual Meeting.
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends you vote:
•“FOR” the election of each director nominee named in this proxy statement;
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•“FOR” the approval of an amendment to our amended and restated certificate of incorporation to provide for officer exculpation as permitted by Delaware law; and
•“AGAINST” the stockholder proposal regarding disclosure of voting results by class of shares.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director nominee is elected by a plurality of the votes of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote. “Plurality” means that the nine (9) director nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular director nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such director nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the director nominees for election as a director.

•Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, requires the affirmative “For” vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative “For” vote of at least a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our company. Our Board of Directors and our Compensation Committee will consider the outcome of the vote when determining future named executive officer compensation.
•Proposal No. 4: The approval of an amendment to our amended and restated certificate of incorporation to provide for officer exculpation as permitted by Delaware law requires the affirmative “For” vote of the holders of at least a majority of the voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions and broker non-votes will have the effect of a vote “Against” this proposal.
•Proposal No. 5: The stockholder proposal regarding disclosure of voting results by class of shares, if properly presented at the Annual Meeting, requires the affirmative “For” vote of at least a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Who is entitled to vote?
Holders of our Class A and Class B common stock as of the close of business on April 13, 2026, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were [•] shares of our Class A common stock outstanding and [•] shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of our Class A common stock is entitled to one (1) vote on each proposal and each share of our Class B common stock is entitled to twenty (20) votes on each proposal.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting.
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as street name stockholders.
Are a certain number of shares required to be present at the Annual Meeting?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually, or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are several ways to vote:

Internet
Vote by internet prior to the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 2, 2026 (have your Notice or proxy card in hand when you visit the website);
Phone Vote by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 2, 2026 (have your Notice or proxy card in hand when you call);	Mail Vote by completing and mailing your proxy card (if you received printed proxy materials); or
Virtual Meeting
Vote by attending the Annual Meeting by visiting www.virtual shareholdermeeting
.com/APP2026, where you may vote and submit questions during the meeting (please have your Notice or proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the internet. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you (and failure to provide instructions on these matters will result in a “broker non-vote”).

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by internet or by telephone;
•completing and returning a later-dated proxy card; or
•notifying our Corporate Secretary, in writing, at AppLovin Corporation, 1100 Page Mill Road, Palo Alto, California 94304.
You may also change your vote by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/APP2026. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee. The Annual Meeting webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Why are we holding a meeting virtually?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/APP2026. Our virtual Annual Meeting will be governed by our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com/APP2026 on the date of the Annual Meeting. We have designed the format of the virtual Annual Meeting so that stockholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Adam Foroughi, Matthew Stumpf, and Victoria Valenzuela have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April [•], 2026 to all stockholders entitled to vote at the Annual Meeting.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone, by electronic communication, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four (4) business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the address below.
AppLovin Corporation
Attention: Corporate Secretary
1100 Page Mill Road
Palo Alto, California 94304
(800) 839-9646
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December [•], 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the address included in the answer to the preceding question.
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, (iii) properly brought before such annual meeting as may be provided in the certificate of designations for any class or series of preferred stock, or (iv) properly brought before such meeting by a stockholder who (A) is a stockholder of record at the time of giving of the notice contemplated by our amended and restated bylaws; (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of an annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at an annual meeting; (D) is a stockholder of record at the time of an annual meeting; and (E) complies with the procedures set forth in our amended and restated bylaws, including delivering timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•no earlier than 8:00 a.m., Pacific time, on February 3, 2027; and
•no later than 5:00 p.m., Pacific time, on March 5, 2027.
In the event that we hold the 2027 annual meeting of stockholders more than 25 days from the one-year anniversary of the Annual Meeting, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the 2027 annual meeting of stockholders and no later than 5:00 p.m., Pacific time, on the later of (i) the 90th day prior to the day of the 2027 annual meeting of stockholders and (ii) if the first public announcement of the date of the 2027 annual meeting of stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by us.
Unless otherwise required by law, if a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation or Nomination of Director Nominees
Stockholders who have continuously held 1% of our fully diluted capitalization for at least twelve (12) months prior to the submission of their recommendation may recommend director nominees for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the nominee confirming willingness to serve, information regarding any relationships between the nominee and the Company and evidence of the recommending stockholder’s ownership of the Company’s capital stock and should be directed to our Corporate Secretary at the address set forth above. For additional information, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. Any notice of director nomination submitted must include the additional information required by Rule 14a-19(b) under the Exchange Act and otherwise must comply with applicable federal and state law. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available via our website at https://investors.applovin.com and the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director nominees.

SCAN TO
VIEW MATERIALS & VOTE

*APPLOVIN CORPORATION*
*1100 PAGE MILL ROAD*
*PALO ALTO, CA 94304*

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 2, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/APP2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86321-P44449 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**APPLOVIN CORPORATION**

1. Election of Directors

| Nominees: | For | Withhold |
|---|---|---|
| 1a. ADAM FOROUGHI | ☐ | ☐ |
| 1b. CRAIG BILLINGS | ☐ | ☐ |
| 1c. HERALD CHEN | ☐ | ☐ |
| 1d. MARGARET GEORGIADIS | ☐ | ☐ |
| 1e. BARBARA MESSING | ☐ | ☐ |
| 1f. TODD MORGENFELD | ☐ | ☐ |
| 1g. VICTORIA VALENZUELA | ☐ | ☐ |
| 1h. EDUARDO VIVAS | ☐ | ☐ |
| 1i. MAYNARD WEBB | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR proposals 2, 3, and 4.** | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. | ☐ | ☐ | ☐ |
| 3. Approval, on an advisory basis, of the compensation of our named executive officers. | ☐ | ☐ | ☐ |
| 4. Approval of an amendment to our amended and restated certificate of incorporation to provide for officer exculpation as permitted by Delaware law. | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote AGAINST proposal 5.** | For | Against | Abstain |
|---|---|---|---|
| 5. Stockholder proposal regarding disclosure of voting results by class of shares, if properly presented at the meeting. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V86322-P44449

**APPLOVIN CORPORATION**
**Annual Meeting of Stockholders**
**June 3, 2026 10:00 AM PT**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Adam Foroughi, Matthew Stumpf, and Victoria Valenzuela, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of APPLOVIN CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM PT on June 3, 2026, and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held virtually at: www.virtualshareholdermeeting.com/APP2026.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**